Exhibit 2.6

Dated 11 October 2006

ACERGY S.A.

as Issuer

and

THE BANK OF NEW YORK

as Trustee

TRUST DEED

constituting

US$500,000,000

2.25 per cent.

Convertible Notes due 2013

convertible into Common Shares of

ACERGY S.A.

Table of Contents

Contents		Page

1	Interpretation	1

2	Amount of the Original Notes and Covenant to Pay	6

3	Form of the Original Notes; Issue of the Original Notes	7

4	Stamp Duties and Taxes	8

5	Further Issues	8

6	Application of Moneys received by the Trustee	9

7	Covenant to Comply with Provisions	10

8	Conversion	11

9	Covenants	11

10	Remuneration and Indemnification of the Trustee	15

11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000	16

12	Trustee liable for negligence	23

13	Waiver and Proof of Default	24

14	Trustee not precluded from entering into Contracts	24

15	Modification and Substitution	24

16	Appointment, Retirement and Removal of the Trustee	26

17	Currency Indemnity	27

18	Communications	28

19	Purchase or Redemption by the Issuer of its own Common Shares	29

20	Governing Law and Jurisdiction	29

21	Counterparts	30

22	Contracts (Rights of Third Parties) Act 1999	30

Schedule 1 Form of Definitive Notes		31

i

FORM OF TRANSFER	33

Schedule 2 Form of Global Note	34

Schedule 3 Provisions for meetings of Noteholders	40

Schedule 4 Terms and Conditions of the Notes	48

ii

This Trust Deed is made on 11 October 2006 between:

(1)	ACERGY S.A., a société anonyme established under the laws of Luxembourg, whose registered office is at 26, rue de Louvigny, L-1946 Luxembourg, registered with the Register of Commerce and Companies, Luxembourg under number B.43172 (the “Issuer”); and

(2)	THE BANK OF NEW YORK, whose principal place of business is at One Canada Square, London E14 5AL (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)	The Issuer has, by a resolution of its Board of Directors passed on 30 August 2006, authorised the issue of US$500,000,000 in aggregate principal amount of 2.25 per cent. Convertible Notes due 2013 to be constituted by this Trust Deed.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

Now this Deed witnesses and it is hereby agreed and declared as follows:

1	Interpretation

1.1	Definitions

The following expressions shall have the following meanings:

“Agents” means, in relation to the Notes, the Principal Paying, Transfer and Conversion Agent, the Paying, Transfer and Conversion Agent and the Registrar and any other Agent appointed pursuant to Clause 18.1 of the Paying, Transfer and Conversion Agency Agreement and, in relation to any Further Notes, means any agent appointed in relation to them;

“Appointee” means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under this Trust Deed;

“Auditors” means the auditors for the time being of the Issuer or, if they are unable or unwilling to carry out any action requested of them under this Trust Deed, such other firm of registered auditors as may be nominated by the Issuer and approved in writing by the Trustee for the purpose and failing such nomination or approval, as may be nominated or appointed by the Trustee;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Common Shares” means fully paid common shares in the capital of the Issuer having as at the date hereof a par value of US$2.00 each;

“Conditions” means, in relation to the Original Notes, the terms and conditions set out in Schedule 4 and, with respect to any Further Notes, the terms and conditions set out in a schedule to the supplemental trust deed constituting such Further Notes as any of the same may from time to time be modified in accordance with the provisions thereof and/or of this Trust Deed, and references in this Trust Deed to a particular numbered Condition shall, in relation to the Original Notes, be construed accordingly and shall, in relation to any Further Notes, be construed as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Condition of the Original Notes;

“Definitive Original Notes” means those Original Notes for the time being represented by definitive certificates in the form or substantially in the form set out in Schedule 1;

“Directors” means the directors of the Issuer;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” means any of the events described in Condition 10 to be events upon the happening of which the Notes would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

“Extraordinary Resolution” has the meaning set out in paragraph 21 of Schedule 3;

“Further Notes” means any further bonds, notes or debentures issued in accordance with the provisions of Clause 5 and constituted by a deed supplemental to this Trust Deed;

“Global Note” means the registered global Note representing Original Notes in the form or substantially in the form set out in Schedule 2 and/or as the context may require any global Note or note representing Further Notes or any of them (and “Global Notes” shall be construed accordingly);

“Joint Lead Managers” means Lehman Brothers International (Europe) and UBS Limited;

“Liability” means any loss damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“LuxSE” means the Luxembourg Stock Exchange;

“Noteholder” and (in relation to a Note) “holder” means a person in whose name a Note is registered in the Register (as defined in Condition 4(a));

“Notes” means the Original Notes and/or as the context may require any Further Notes, except that in Schedules 1 and 2 “Notes” means the Original Notes;

“Original Notes” means the 2.25 per cent. Convertible Notes due 2013 constituted by this Trust Deed and for the time being outstanding (being on the date hereof US$500,000,000 in principal amount) or, as the context may require, a specific number of them and includes any replacement Notes issued pursuant to Condition 13 and (except for the purposes of Clauses 3.1 and 3.2) the Global Note;

“Original Noteholders” means the holders for the time being of Original Notes;

“outstanding” means, in relation to the Notes, all the Notes issued other than (i) those which have been redeemed in accordance with the Conditions, (ii) those in respect of which Conversion Rights have been exercised and the Issuer’s obligations in relation thereto have been duly performed, (iii) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable under Condition 5 after such date) have been duly paid to the relevant Noteholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against presentation and surrender of Notes, (iv) those which have become void or those in respect of which claims have become prescribed under Condition 12, (v) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 13, (vi) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 13, (vii) those which have been purchased and cancelled as provided in Condition 7, (viii) the Global Note to the extent that it shall have been exchanged for definitive registered Notes pursuant to its provisions; provided that for the purposes of (a) ascertaining the right to attend and vote at any meeting of the Noteholders, (b) the determination of how many Notes are outstanding for the purposes of Conditions 10, 14 and 15 and Schedule 3 and (c) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders, those Notes (if any) which are beneficially held by, or are held on behalf of, the Issuer or any Subsidiary of the Issuer and not yet cancelled shall be deemed not to remain outstanding;

“Paying, Transfer and Conversion Agency Agreement” means the Paying, Transfer and Conversion Agency Agreement dated 11 October 2006, as amended from time to time, between the Issuer, the Trustee, the Principal Paying, Transfer and Conversion Agent, the Paying, Transfer and Conversion Agent and the Registrar whereby the initial Principal Paying, Transfer and Conversion Agent, the Paying, Transfer and Conversion Agent and the Registrar were appointed in relation to the Original Notes together with any agreement for the time being in force amending or modifying with the approval of the Trustee the aforesaid agreement;

“Potential Event of Default” means an event or circumstance which could, with the giving of notice, lapse of time, issue of a certificate and/or the fulfillment of any other requirement provided for in Condition 10, become an Event of Default;

“Principal Paying, Transfer and Conversion Agent” means, in relation to the Original Notes, The Bank of New York at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Original Notes) and, in relation to any Further Notes, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Notes and in each case any Successor Principal Paying, Transfer and Conversion Agent;

“Registrar” means, in relation to the Original Notes, The Bank of New York (Luxembourg) S.A. at its specified office or any Successor Registrar appointed under the Paying, Transfer and Conversion Agency Agreement and, in relation to any Further Notes which are or may be in registered form, such institution as shall be appointed Registrar for such Further Notes;

“specified office” means, in relation to any Agent, either the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to the Noteholders pursuant to Clause 9.10 and Condition 17;

“Subscription Agreement” means the Agreement dated 12 September 2006 between the Issuer and the Joint Lead Managers relating to the issue of and subscription for the Original Notes;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Noteholders pursuant to Clause 9.10 and Condition 17;

“Surviving Entity” means (a) in the case of any consolidation, amalgamation or merger of the Issuer with any other corporation, where the Issuer is not the continuing corporation, the continuing corporation and (b) in the case of any sale or transfer of all or substantially all the assets of the Issuer, the entity to whom such sale or transfer is made;

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed; and

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees.

1.2	Construction of Certain References

References to:

1.2.1	costs, charges, remuneration or expenses shall include any amount in respect of value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2	“US dollars” and “US$” are references to the lawful currency for the time being of the United States of America;

1.2.3	any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England and Wales, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto and any other similar, analogous or corresponding event under the insolvency laws of any applicable jurisdiction;

1.2.4	words denoting the singular number only shall include the plural number also and vice versa;

1.2.5	words denoting one gender only shall include the other gender;

1.2.6	words denoting persons only shall include firms and corporations and vice versa;

1.2.7	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.8	a bank or an investment bank may include Lehman Brothers International (Europe) and/or UBS Limited;

1.2.9	“approval not to be unreasonably withheld or delayed” or like references mean, in relation to the Trustee, that, in determining whether to give such approval, the Trustee shall have regard to the interests of the Noteholders only and any determination as to whether or not its approval is unreasonably withheld or delayed shall be made on that basis; and

1.2.10	“acting reasonably” means, in relation to the Trustee, if acting reasonably in the interests of the Noteholders.

1.3	Conditions

Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed have the same meanings as are given to them in the Conditions.

1.4	Headings

Headings shall be ignored in construing this Trust Deed.

1.5	Schedules

The Schedules are part of this Trust Deed and shall have effect accordingly.

1.6	Enforceability

If at any time any provision of this Trust Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Trust Deed nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

2	Amount of the Original Notes and Covenant to Pay

2.1	Amount of the Original Notes

The aggregate principal amount of the Original Notes is limited to an amount not exceeding US$500,000,000.

2.2	Covenant to Pay

The Issuer will, on any date on which any of the Original Notes become due to be redeemed in accordance with this Trust Deed or the Conditions, unconditionally pay to or to the order of the Trustee in US dollars in New York City in same day funds the principal amount of the Original Notes becoming due for redemption on that date (together with interest, if any, in accordance with the Conditions) and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the aggregate principal amount of the Original Notes outstanding as set out in Condition 5 provided that (i) every payment of any sum due in respect of the Original Notes made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Paying, Transfer and Conversion Agency Agreement shall, to such extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Noteholders and (ii) in the event that (following, if so required, due presentation of an Original Note) upon redemption, payment of the aggregate principal amount is improperly withheld or refused such Original Note will continue to bear interest as aforesaid until the seventh day after the Original Noteholders have been or are deemed to have been notified of receipt by the Trustee or the Principal Paying, Transfer and Conversion Agent of all sums due in respect of the Notes up to that day (except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions). The Trustee will hold the benefit of this covenant on trust for the Original Noteholders.

2.3	Discharge

Subject to Clause 2.4, any payment to be made in respect of the Original Notes by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after Default

2.4.1	At any time after a Potential Event of Default or an Event of Default has occurred, the Trustee may:

(i)	by notice in writing to the Issuer and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(a)	to act thereafter as Agents of the Trustee under this Trust Deed and the Notes on the terms of the Paying, Transfer and Conversion Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and all other out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of this Trust Deed and available for the purpose) and thereafter to hold all Notes and all moneys, documents and records held by them in respect of Notes and/or Common Shares to the order of the Trustee; or

(b)	to deliver all Notes, all moneys, documents and records held by them in respect of the Notes and, if the Trustee so directs in such notice or subsequently so directs, the relevant Common Shares, to the Trustee or as the Trustee directs provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(ii)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Paying, Transfer and Conversion Agent. With effect from the issue of any such notice to the Issuer and until such time as the notice is withdrawn, proviso (i) to Clause 2.2 shall not apply.

3	Form of the Original Notes; Issue of the Original Notes

3.1	The Global Note

On issue of the Original Notes, the Global Note will be issued representing the aggregate principal amount of the Original Notes and the Issuer shall procure that the appropriate entries be made in the register of Noteholders by the Registrar to reflect the issue of such Original Notes. The Global Note will be issued in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee. The issue of the Global Note in names other than those of the common depositary or its nominee is restricted as provided in the Global Note. The Original Notes represented by the Global Note shall be subject to its terms in all respects and entitled to the same benefits under this Trust Deed as individual Original Notes.

3.2	Definitive Notes

Definitive Original Notes in registered form in authorised denominations, if issued, will be delivered upon exchange of the Global Note as provided therein. Such Original Notes may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

3.3	Form

Definitive Original Notes and the Global Note will be in or substantially in the respective forms set out in Schedules 1 and 2. Definitive Original Notes will be endorsed with the Conditions.

3.4	Signature

The Global Note will be signed manually or in facsimile by one or more authorised directors or officers of the Issuer duly authorised for the purpose or manually by any duly authorised attorney of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. Definitive Original Notes (if issued) will be signed manually or in facsimile by one or more authorised directors of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. The Issuer may use the facsimile signature of any person who at the date of this Trust Deed is an authorised director or officer of the Issuer even if at the time of issue of any Original Note (including the Global Note) he no longer holds such office or is so authorised. Original Notes (including the Global Note) so executed and authenticated will be valid evidence of binding and valid obligations of the Issuer.

4	Stamp Duties and Taxes

Except as provided in Condition 4(c), the Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in respect of the creation, issue and offering of the Notes, and the execution or delivery of this Trust Deed. The Issuer will also pay all stamp, issue, registration, documentary or other taxes payable in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken, in accordance with the Conditions and this Trust Deed, by or on behalf of the Trustee or, as the case may be, (where entitled under Condition 15 to do so) the Noteholders to enforce the obligations of the Issuer under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Notes.

5	Further Issues

5.1	Liberty to Create

The Issuer may from time to time without the consent of the Noteholders create and issue Further Notes (i) having the same terms and conditions in all respects as the Original Notes (or in all respects except for the first payment of interest on them) and so that such Further Notes shall be consolidated and form a single series with the Original Notes or any Further Notes of any series or (ii) upon such terms as to interest, conversion, premium or otherwise as the Issuer may determine at the time of their issue.

5.2	Means of Constitution

Any Further Notes created and issued pursuant to the provisions of Clause 5.1 above forming a single series with the Original Notes or Further Notes of any series constituted by deed supplemental to this Trust Deed shall, and any other notes, bonds and debentures of any series created and issued pursuant to the provisions of Clause 5.1(ii) above may, with the consent of the Trustee, be constituted by a deed supplemented to this Trust Deed. The Issuer shall prior to the issue of any Further Notes to be so constituted execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable duly stamped) and containing covenants by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to the principal amount and interest (except in relation to the first payment of interest) in respect of such Further Notes, such modifications to the provisions of this Trust Deed in order to effect such issue of Further Notes and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3	Noting of Supplemental Deeds

A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate(s) of this Trust Deed.

5.4	Notice of Further Issues

Whenever it is proposed to create and issue any Further Notes, the Issuer shall give to the Trustee not less than seven days’ notice in writing of its intention to do so, stating the amount of Further Notes proposed to be created or issued.

5.5	Separate Series

Any Further Notes not forming a single series with the Original Notes or Further Notes of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of Clause 5.2, Clauses 4, 7, 9 to 21 (inclusive) and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each series and in such Clauses and Schedule the expressions “Notes” and “Noteholders” shall be construed accordingly.

6	Application of Moneys received by the Trustee

6.1	Declaration of Trust

All moneys received by the Trustee in respect of the Original Notes or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be held by the Trustee (subject to the provisions of Clause 6.2) upon trust to apply them:

6.1.1	first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to the Trustee) in carrying out its functions under this Trust Deed;

6.1.2	secondly, in payment of any amounts owing in respect of the Notes pari passu and rateably; and

6.1.3	thirdly, in payment of the balance (if any) to the Issuer for itself.

Without prejudice to this Clause 6.1, if the Trustee holds any moneys which represent principal or interest or other sums in respect of Notes which have become void or in respect of which claims have become prescribed under Condition 12, the Trustee will hold such moneys upon the trusts set out in this Clause 6.1.

6.2	Accumulation

The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Notes of any series in some or one of the investments hereinafter authorised for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments and to accumulate such investments and the resulting interest and other income derived therefrom. The accumulated investments shall be applied under Clause 6.1. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under Clause 10 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the holders of the Notes of such series.

6.3	Investment

Any moneys held by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world whether or not they produce income or are placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments for or into other such investments or convert any moneys so deposited into any other currency, and will not be responsible for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates or otherwise.

7	Covenant to Comply with Provisions

The Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Issuer and the Noteholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes. The provisions contained in Schedule 4 shall have effect in the same manner as if set forth herein.

8	Conversion

8.1	Conversion Right

The holder of each Note will have the right (the “Conversion Right”) to convert each US$ 100,000 principal amount thereof into fully paid Common Shares, at any time (subject to any applicable fiscal or other laws or regulations and as provided in the Conditions) during the Conversion Period.

8.2	Undertaking in respect of Conversion Rights

The Issuer hereby undertakes to procure the delivery of the relevant Common Shares upon conversion of the Notes as required by the Conditions.

8.3	Adjustment to the Conversion Price

The Issuer hereby undertakes to and covenants with the Trustee that, so long as any of the Notes remains outstanding, it will whenever the Conversion Price falls to be adjusted pursuant to the Conditions:

8.3.1	as soon as practicable deliver to the Trustee a certificate signed by two Directors of the Issuer (which the Trustee shall be entitled to accept without further enquiry as sufficient evidence of the correctness of the matters therein referred to) setting forth brief particulars of the event giving rise to the adjustment, the adjusted Conversion Price, the date on which the adjustment takes effect and such other particulars and information as the Trustee may reasonably require; and

8.3.2	within 14 days thereafter give notice to the Noteholders in accordance with Condition 17 of the adjustment to the Conversion Price.

8.4	Notice of Adjustment to the Conversion Price

Simultaneously with the announcement of any event which will require the Conversion Price to be adjusted pursuant to the Conditions the Issuer will give notice thereof to the Noteholders in accordance with Condition 17 advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective.

9	Covenants

So long as any Note is outstanding, the Issuer will:

9.1	Books of Account

Keep, and procure that each of its Principal Subsidiaries keeps, proper books of account and, at any time after the occurrence of an Event of Default or a Potential Event of

Default or if the Trustee notifies in writing to the Issuer that it has reasonable grounds for believing that any such event has occurred or may be about to occur, so far as permitted by applicable law, allow, and procure that each of its Principal Subsidiaries will allow, the Trustee and anyone appointed by it to whom the Issuer and/or the relevant Principal Subsidiary has no reasonable objection, access to the books of account of the Issuer and/or the relevant Principal Subsidiary, respectively, at all times during normal business hours for the purpose of the performance and discharge of its functions hereunder;

9.2	Notice of Events of Default; Change of Control; Proposed Redemption

Notify the Trustee in writing immediately upon becoming aware of the occurrence of any Event of Default or Potential Event of Default or Change of Control or breach of any undertaking under Condition 11 or of any proposed redemption pursuant to Condition 7(b), 7(c) or 7(e) or of the creation or existence of any Security Interest that would require any security to be granted in respect of Notes pursuant to Condition 2;

9.3	Information

So far as permitted by applicable law, give to the Trustee such information, opinions, certificates and evidence as it reasonably requires and which is necessary for the performance and discharge of its functions hereunder;

9.4	Financial Statements etc.

Send to the Trustee, as soon as reasonably practicable after the issue or publication thereof, in the case of annual financial statements in any event within 180 days of the end of each financial year, three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually is required to be issued, to the members or creditors (or any class of them) of the Issuer;

9.5	Certificate of Directors

Send to the Trustee, within 14 days after its annual audited consolidated balance sheet and profit and loss account being made available to its members, and also within 14 days after any request by the Trustee a certificate of the Issuer signed by any two of its Directors on behalf of the Issuer to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) being not more than five days before the date of the certificate, no Event of Default or Potential Event of Default or Change of Control or other breach of this Trust Deed by the Issuer has occurred since the date of this Trust Deed or (if later) the Certification Date of the last such certificate (if any) or, if such an event has occurred, giving details of it;

9.6	Notices to Noteholders

Send to the Trustee not less than three days before the date of publication, for the Trustee’s approval, a copy of the form of each notice to the Noteholders to be published in accordance with Condition 17 and (if appropriate) complying with the requirements of the LuxSE, and upon publication two copies of each notice so published (such approval not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom of any such notice which is an invitation or inducement to engage in investment activity);

9.7	Further Acts

So far as permitted by applicable law, do all such further acts and things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed;

9.8	Notice of Late Payment

Promptly upon request by the Trustee give notice to the Noteholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Notes made after the due date for such payment;

9.9	Listing

At all times use all reasonable endeavours to obtain and maintain the listing of the Notes on the official list of the LuxSE (the “Official List”) and the trading of the Notes on the LuxSE’s Euro MTF market (the “Euro MTF Market”). If, however, it is unable to do so, having used such endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, the Issuer shall instead use its best endeavours to obtain and maintain a listing of the Notes and/or admission to trading of the Notes on such other stock exchange or competent listing authority as is commonly used for the quotation or listing of equity-linked debt securities as they may (with the written approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide;

9.10	Change in Agents

Give not less than 14 days’ prior notice to the Noteholders of any future appointment or any resignation or removal of any Agent or of any change by any Agent of its specified office and not make any such appointment or removal without the written approval of the Trustee (such approval not be unreasonably withheld or delayed);

9.11	Notes held by the Issuer etc.

Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the Issuer signed by any two of its Directors on behalf of the Issuer setting out the total number of Notes which, at the date of such certificate, were held by or on behalf of the Issuer or any Subsidiary of the Issuer and which had not been cancelled;

9.12	Register

Deliver or procure the delivery to the Trustee of an up-to-date copy of the Register in respect of the Notes, certified as being a true, accurate and complete copy, at such times as the Trustee may reasonably require;

9.13	Principal Subsidiaries

Give to the Trustee (i) at the date hereof, (ii) at the same time as sending the certificate as referred to in Clause 9.5 and (iii) within 14 days of a request by the Trustee, a certificate of two Directors of the Issuer or, if so requested by the Trustee, a certificate or report from the Auditors addressed to the Trustee listing those Subsidiaries of the Issuer which, as at the date hereof, as at Certification Date of the relevant certificate referred to in Clause 9.5 or, as the case may be, as at the date or for the period specified by the Trustee (acting reasonably) in such request were Principal Subsidiaries;

9.14	Taxation

If payments of principal or interest in respect of the Notes by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to Luxembourg or any such political sub-division or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 9 with the substitution for (or, as the case may be, the addition to) the references therein to Luxembourg or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid, such supplemental trust deed also (where applicable) to modify Condition 7(c) so that such Condition shall make reference to the other or additional territory, any political sub-division and any authority therein or thereof having power to tax;

9.15	Acquisition or Disposal by, or Transfer to Subsidiaries

Give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Principal Subsidiary, a certificate by two Directors of the Issuer addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect; and

9.16	Modification to Trust Deed

Prior to making any modification or amendment or supplement to this Trust Deed, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee.

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration

So long as any Note is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable on such dates as may be agreed between the Issuer and the Trustee. However, if any payment to a Noteholder of the moneys due in respect of any Note is improperly withheld or refused, such remuneration will continue to accrue as from the date of such withholding or refusal until payment to such Noteholder is duly made.

10.2	Extra Remuneration

At any time after the occurrence of an Event of Default or a Potential Event of Default, or if the Trustee finds it expedient or necessary in the interests of Noteholders, or is requested by the Issuer, to undertake duties which the Trustee considers to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer will pay such additional remuneration as may be agreed between the Issuer and the Trustee or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 10.1), as determined by an Independent Financial Adviser (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales, the expenses involved in such selection and approval and the fee of such Independent Financial Adviser being borne by the Issuer. The determination of such Independent Financial Adviser will, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Noteholders.

10.3	Expenses

The Issuer will also on demand by the Trustee pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in relation to the preparation and execution of this Trust Deed and the carrying out of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any capital, stamp, registration, documentary or other similar taxes or duties properly paid by the Trustee in connection with any legal proceedings brought or contemplated by the Trustee against the Issuer for enforcing any obligation under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Notes.

10.4	Payment of Expenses

All such costs, charges, liabilities and expenses properly incurred and payments properly made by the Trustee referred to in Clause 10.3 will be payable or reimbursable by the Issuer within 14 days of demand by the Trustee and:

10.4.1	in the case of payments made by the Trustee prior to such demand will (if not paid within seven days of such demand) carry interest from the date on which the demand is made at the rate of two per cent. per annum over the base rate of National Westminster Bank Plc on the date on which such payments were made by the Trustee; and

10.4.2	in all other cases will carry interest at such rate from 30 days after the date on which the demand is made or (where the demand properly specifies that payment is to be made on an earlier date) from such earlier date.

10.5	Indemnity

The Issuer will on demand indemnify the Trustee and every Appointee in respect of all Liabilities properly paid or properly incurred by it in the fulfilment of its obligations under this Trust Deed or in the carrying out of its functions under this Trust Deed or under its appointment and against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions.

10.6	Provisions Continuing

The provisions of Clauses 10.3, 10.4 and 10.5 shall survive the satisfaction and discharge of the terms of this Trust Deed and will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee.

10.7	No Set-off

The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this Clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this Clause in the absence of any such set-off, counterclaim, deduction or withholding.

11	Provisions Supplemental to The Trustee Act 1925 and the Trustee Act 2000

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 it is expressly declared as follows:

11.1	Advice

The Trustee may act on the opinion or advice of, or information obtained from, any expert or a certificate or report or confirmation of any accountants, financial advisers, investment bank, lawyer or expert in each case whether or not addressed to the Trustee and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise, and will not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice, certificate, report, confirmation or information may be sent or obtained by letter, telex, email or facsimile transmission and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice, certificate, report, confirmation or information purporting to be conveyed by such means even if it contains some error or is not authentic. The Trustee shall be obliged to accept and be entitled to rely without liability on any such opinion, advice, certificate, report, confirmation or information where the Issuer procures delivery of the same pursuant to its obligation to do so under a condition hereof and such opinion, advice, certificate, report, confirmation or information shall be conclusive and binding on the Issuer, the Trustee and the Noteholders in the absence of manifest error.

11.2	Trustee to Assume Due Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to ascertain whether any Event of Default or Potential Event of Default or Change of Control has occurred and will not be responsible to Noteholders or any other person for any loss arising from any failure by it to do so and, until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed and the Notes.

11.3	Resolutions of Noteholders

The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary or other resolution purporting to have been passed at any meeting of Noteholders in respect whereof minutes have been made and signed or any direction or request of Noteholders even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing) that not all Noteholders had signed the Extraordinary Resolution or (in the case of a direction or request) it was not signed by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such Noteholders.

11.4	Certificate Signed by Directors

The Trustee may call for and may accept as sufficient evidence of any fact or matter or of the expediency of any act a certificate of the Issuer signed by any two Directors of the Issuer to any fact or matter upon which the Trustee may, in the exercise of any of its functions, require to be satisfied or to have information to the effect that, in the opinion of the person or persons so certifying, any particular act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss that may be occasioned by acting on any such certificate.

11.5	Deposit of Documents

The Trustee may appoint as custodian, on any terms, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

11.6	Nominees

In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms.

11.7	Discretion of Trustee

Save as expressly provided in this Trust Deed, the Trustee will have absolute and uncontrolled discretion as to the exercise of its functions hereby vested in the Trustee and will not be responsible for the exercise or non-exercise thereof nor for any loss, liability, cost, claim, action, demand, expenses or inconvenience which may result from their exercise or non-exercise. Notwithstanding any other provisions of this Trust Deed, whenever the Trustee is under the provisions of this Trust Deed or the Notes bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

11.8	Agents

Whenever it considers it expedient in the interests of the Noteholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

11.9	Delegation

Whenever it considers it expedient in the interests of the Noteholders, the Trustee may delegate to any person and on any terms (including power to sub-delegate) all or any of its functions under this Trust Deed.

11.10	Forged Notes

The Trustee will not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry in the Register or any Note purporting to be such and later found to be forged or not authentic.

11.11	Confidentiality

Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Noteholder or any third party any confidential financial or other information made available to the Trustee by the Issuer and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information.

11.12	Determinations Conclusive

As between itself and the Noteholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive in the absence of manifest error and shall bind the Trustee and the Noteholders.

11.13	Currency Conversion

Where it is necessary or desirable for any purpose in connection with the terms of this Trust Deed or the Conditions to convert any sum from one currency to another, it will (unless otherwise provided herein or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified will be binding on the Issuer and the Noteholders.

11.14	Events of Default

The Trustee may determine whether or not an Event of Default or a Potential Event of Default is in its opinion capable of remedy and/or may certify that any of the conditions, events and acts set out in subparagraphs (b) to (e) (inclusive) in the case of the Issuer, and (b) to (g) (inclusive) in the case of any Principal Subsidiary of Condition 10 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of this Trust Deed be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such determination or certificate shall be conclusive and binding upon the Issuer and the Noteholders.

11.15	Payment for and Delivery of Notes

The Trustee will not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of the interests between the Notes represented by Global Notes or the delivery of definitive registered Notes to the persons entitled to them.

11.16	Notes held by the Issuer etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 9.11) that no Notes are for the time being held by or on behalf of the Issuer or any Subsidiary of the Issuer.

11.17	Interests of Noteholders

In connection with the exercise of its powers, trusts, authorities or discretions (including, but not limited to, those in relation to any proposed modification, waiver, authorisation determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or otherwise to the tax consequences thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim from the Issuer or the Trustee, any indemnification or payment of any tax arising in consequence of any such exercise upon individual Noteholders, except to the extent already provided in Condition 9.

11.18	No Responsibility for Share Value

The Trustee shall not at any time be under any duty or responsibility to any Noteholder to determine whether any facts exist which may require any adjustment of the Conversion Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same and will not be responsible or liable to the Noteholders or any other person for any loss arising from any failure by it to do so. The Trustee shall not at any time be under any duty or responsibility in respect of the validity or value (or the kind or amount) of Common Shares or of any other securities, property or cash, which may at any time be made available or delivered upon the exercise of Conversion Rights; and it makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Issuer to make available or deliver any Common Shares, share certificates or other securities or property or make any payment upon the exercise of the Conversion Right in respect of any Note or of the Issuer to comply with any of the covenants contained in this Trust Deed.

11.19	Enforcement of Rights

The Trustee need not take any action or proceedings mentioned in Condition 15 or any other action under this Trust Deed unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Noteholders holding at least one quarter in principal amount of the Notes then outstanding and (ii) it shall have been indemnified and/or secured to its satisfaction.

11.20	Breach of Undertakings

The Trustee assumes no responsibility for ascertaining whether or not (i) a breach of any of the undertakings in Condition 11 shall have occurred or (ii) any such breach shall have been rectified or (iii) any adjustment falls to be made to the Conversion Price as a result thereof and shall have no liability to any person for not so doing. Unless and until the

Trustee has actual knowledge of any of the above events it shall be entitled to assume that no such event has occurred. The Trustee shall not be liable for any loss arising from any determination or calculation made pursuant to the Conditions or from any failure or delay in making any such determination or calculation.

11.21	Responsibility for Agents etc.

The Trustee shall exercise reasonable care in selecting any Appointee. If the Trustee exercises reasonable care in selecting an Appointee, it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or misconduct or default of any substitute or delegate appointed by the Appointee.

11.22	Incurrence of Legal, Regulatory or Financial Liability

Nothing contained in this Trust Deed shall require the Trustee to do anything which may be illegal or contrary to applicable law or regulation or cause it to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any power, rights, authority or discretion hereunder if it has grounds for believing the repayment of the funds or adequate indemnity against such risk or liability is not reasonably assured to it.

11.23	Independent Financial Adviser

The Trustee has no responsibility for the accuracy or otherwise of any determination made by any Independent Financial Adviser pursuant to the Conditions.

11.24	Reliance on Certification of Clearing System

The Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder by reason only of either having accepted as valid or not having rejected any certificate or other document issued by any clearing system as to the nominal amount of the Notes credited to the account of any person with any such clearing system or any other matter (and any such certificate or other document so accepted by the Trustee shall, in the absence of manifest error, be conclusive and binding for all purposes) and any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Notes is clearly identified together with the amount of such holding.

11.25	Legal Opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

11.26	Trustee not Responsible

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto, any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder.

11.27	Right to Deduct or Withhold

Notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

11.28	Lists of Principal Subsidiaries and Certificates relating to Principal Subsidiaries

A list or certificate of the Issuer provided to the Trustee under Clause 9.13 or 9.15 in relation to any Principal Subsidiary shall be conclusive and binding on the Trustee and the Noteholders, and the Trustee shall be entitled to rely on such list and/or certificate absolutely without further investigation and without liability to any person.

11.29	Responsibility for Statements etc.

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

11.30	Not bound to act

Notwithstanding any other provision of this Trust Deed, the Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising hereunder,

including without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that it will be indemnified and/or secured against all Liabilities which may be properly incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so as to indemnify and/or secure it.

11.31	Trustee’s consent

Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

11.32	Legal opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

11.33	Merger of Trustee

Any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under this Trust Deed without executing or filing any paper or document or any further act on the part of the parties thereto.

12	Trustee liable for negligence

Section 1 of the Trustee Act 2000 shall not apply to any action of the Trustee provided that nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed relieve or indemnify it from or against any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it or its officers and employees may be guilty in relation to its duties under this Trust Deed.

Where there are any inconsistencies between the Trustee Act 1925, the Trustee Act 2000 and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13	Waiver and Proof of Default

13.1	Waiver

The Trustee may, without the consent of the Noteholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, on such terms and conditions as seem expedient to it, if in its opinion the interests of the Noteholders will not be materially prejudiced thereby, waive or authorise any breach, continuing breach or proposed breach by the Issuer of any of the provisions of this Trust Deed or the Notes or determine that any Event of Default or Potential Event of Default will not be treated as such for the purposes of this Trust Deed provided that the Trustee will not do so in contravention of any express direction given by an Extraordinary Resolution or a request made pursuant to Condition 10 but so that no such direction or request will affect any previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Noteholders and, if the Trustee so requires, will be notified to the Noteholders as soon as practicable.

13.2	Proof of Default

If it is proved that as regards any specified Note the Issuer has made default in paying any sum due to the relevant Noteholder such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes which are then payable.

14	Trustee not precluded from entering into Contracts

Neither the Trustee nor any director or officer of a corporation acting as a Trustee, whether acting for itself or in any other capacity, will be precluded from becoming the owner of, or acquiring any interest in, or holding, or disposing of, any Notes or any Common Shares or securities of the Issuer or any of its subsidiary, holding or associated companies with the same rights as it would have had if the Trustee were not the Trustee or from entering into or being interested in any contracts or transactions with the Issuer or any of its subsidiary, holding or associated companies or from acting on, or as depositary or agent for, any committee or body of holders of any securities of the Issuer or any of their subsidiary, holding or associated companies and will not be liable to account for any profit resulting therefrom.

15	Modification and Substitution

15.1	Modification

The Trustee may agree, without the consent of the Noteholders, to (i) any modification of any of the provisions of this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, the Notes or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, the Notes or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the

Noteholders. Any such modification shall be binding on the Noteholders and, if the Trustee so requires, shall be notified to the Noteholders promptly in accordance with Condition 17.

15.2	Substitution

15.2.1	The Trustee may, without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute under this paragraph) as the principal debtor under the Notes and this Trust Deed of (a) any Subsidiary of the Issuer or (b) (in the case of a Newco Scheme) of Newco or (c) a Surviving Entity as provided in Condition 6(m) (in each case, the “Substituted Obligor”), provided that:

(i)	(other than in the case of a Surviving Entity) the Notes are unconditionally and irrevocably guaranteed by the Issuer in a form and manner satisfactory to the Trustee;

(ii)	the Trustee is satisfied that the interests of the Noteholders will not be materially prejudiced by such substitution;

(iii)	a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed and the Notes (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed and the Notes as the principal debtor in place of the Issuer;

(iv)	if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) the Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 9 with the substitution for the references in that Condition to the Issuer’s Territory of references to the Substituted Territory whereupon the Trust Deed, the Notes and the Coupons will be read accordingly;

(v)	if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of the Issuer;

(vi)	the LuxSE shall have confirmed to the Issuer that, after giving effect to such substitution, the Notes shall continue to be listed on the Official List and traded on the Euro MTF Market;

(vii)	the Notes continue to be convertible (in whole or in part) into Common Shares or, where the Substituted Obligor is a Newco, the Conversion Rights are modified to provide for the conversion of the Notes into common shares in such Newco mutatis mutandis as provided in the Conditions with such amendments as the Trustee shall consider appropriate or, where the Substituted Obligor is a Surviving Entity, the Notes will be convertible into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Common Shares which would have become liable to be issued upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer and the other provisions of Condition 6(m) shall be complied with;

(viii)	the Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the Noteholders; and

(ix)	the Trustee may in the event of such substitution agree without the consent of the Noteholders to a change of law governing this Trust Deed and/or the Notes and/or the Paying, Transfer and Conversion Agency Agreement provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders.

15.2.2	Release of Issuer and Substitute Obligor: Any such agreement by the Trustee pursuant to this Clause 15.2 will, if so expressed, operate to release the Issuer (or any such previous substitute) from any or all of its obligations under this Trust Deed and the Notes. Not later than 14 days after the execution of any such documents and after compliance with such requirements, notice of the substitution will be given to the Noteholders.

15.2.3	Completion of Substitution: Upon the execution of such documents and compliance with such requirements, the Substituted Obligor will be deemed to be named in this Trust Deed and the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause 15.2) and this Trust Deed and the Notes will be deemed to be modified in such manner as shall be necessary to give effect to the substitution. Any such substitution shall be binding on the Noteholders and shall be notified promptly to the Noteholders in accordance with Condition 17.

16	Appointment, Retirement and Removal of the Trustee

16.1	Appointment

The Issuer will have the power of appointing new trustees but no person will be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Noteholders in accordance with Condition 17 as soon as practicable.

16.2	Retirement and Removal

Any Trustee may retire at any time on giving not less than 60 days’ prior notice in writing to the Issuer without giving any reason and without being responsible for any costs occasioned by such retirement and the Noteholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of any sole trustee or sole trust corporation will not become effective until a trust corporation is appointed as successor Trustee. If a sole trustee or sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee, but if the Issuer has failed to do so within 60 days of such notice being given or since the date of such Extraordinary Resolution, the Trustee may exercise the power of appointing a successor trustee.

16.3	Co-Trustees

The Trustee may, despite Clause 16.1, by notice in writing to the Issuer appoint anyone to act either as a separate trustee or as a co-Trustee jointly with the Trustee:

16.3.1	if the Trustee considers such appointment to be in the interests of the Noteholders;

16.3.2	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

16.3.3	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against the Issuer of either a judgment already obtained or any of the provisions of this Trust Deed.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by notice in writing to the Issuer and such person remove any person so appointed. At the request of the Trustee, the Issuer will do all things as may be required to perfect such appointment or removal and irrevocably appoints the Trustee to be its attorney in its name and on its behalf to do so.

16.4	Competence of a Majority of Trustees

If there are more than two Trustees the majority of such Trustees will (provided such majority includes a trust corporation) be competent to carry out all or any of the Trustee’s functions.

17	Currency Indemnity

17.1	Currency of Account and Payment: US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Notes, including damages, other than in relation to payments to the Trustee (i) pursuant to Clause 10.1 for which the Contractual Currency is the currency of payment as specified in such letter referred to in Clause 10.1 and (ii) pursuant to Clauses 10.2 to 10.6 inclusive for which the Contractual Currency shall be the currency of payment as agreed between the Issuer and the Trustee.

17.2	Extent of discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise), by the Trustee or any Noteholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

17.3	Indemnity: If the Contractual Currency amount referred to in Clause 17.2 above is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes, the Issuer will indemnify the recipient against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any purchase referred to in Clause 17.2.

17.4	Indemnity separate: The indemnities in this Clause 17 and in Clause 10.5 constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed and/or the Notes or any other judgment or order.

18	Communications

Any communication shall be by letter delivered personally or by post, or by facsimile transmission in the English language:

in the case of the Issuer, to it at:

Acergy S.A. c/o Acergy M.S. Limited Dolphin House Windmill Road Sunbury-on-Thames Middlesex TW16 7HT

Telephone no.:	+44 1932 773700
Fax no.:	+44 1932 773701
Attention:	General Counsel

and in the case of the Trustee, to it at:

The Bank of New York One Canada Square London E14 5AL

Telephone no.:	+ 44 20 7570 1784
Fax no.:	+ 44 20 7964 6399
Attention:	Corporate Trust Administration

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other party hereto and (i) any notice or demand delivered personally as aforesaid shall take effect at the time of delivery, (ii) any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and (iii) any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch, provided that in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

19	Purchase or Redemption by the Issuer of its own Common Shares

The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem its own shares (including Common Shares) without the consent of the Noteholders.

20	Governing Law and Jurisdiction

20.1	Governing Law

This Trust Deed shall be governed by and construed in accordance with English law.

20.2	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed and the Notes and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Notes (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

20.3	Service of Process

The Issuer irrevocably appoints Acergy M.S. Limited, at its registered office for the time being, currently at Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in England, the Issuer irrevocably agree to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

21	Counterparts

This Trust Deed and any Trust Deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any Trust Deed supplemental hereto may enter into the same by executing and delivering a counterpart.

22	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms. The parties to this Trust Deed shall have the right to amend, vary or rescind any provision of this Trust Deed without the consent of any such third party.

In witness whereof this Trust Deed has been executed as a deed on the date stated at the beginning.

Schedule 1

Form of Definitive Notes

On the front:

Common Code: 026724341

ISIN: XS0267243417

THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

ACERGY S.A.

(incorporated under the laws of Luxembourg with registered number B.43172)

US$500,000,000

2.25 per cent. Convertible Notes due 2013

convertible into Common Shares of

ACERGY S.A.

The Notes represented by this certificate form part of a series designated as specified in the title (the “Notes”) of Acergy S.A. (the “Issuer”). The Notes are constituted by a trust deed dated 11 October 2006 (the “Trust Deed”) between the Issuer and The Bank of New York as Trustee (the “Trustee”). The Notes are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [•] of [•] is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of US$[•]. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Note is issued such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions.

The Notes represented by this certificate are convertible into fully paid Common Shares currently with a par value of US$2.00 each in Acergy S.A. subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Note or Notes in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.

This definitive registered Note is evidence of entitlement only. Title to the Notes passes only on due registration on the register of Noteholders and only the duly registered holder is entitled to payments in respect of this definitive registered Note.

This definitive registered Note shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This definitive registered Note is governed by, and shall be construed in accordance with, English law.

The Issuer is a going concern and can in all circumstances be reasonably expected to meet its commitments under this Note.

Issued as of [•]

ACERGY S.A.

By:

Certificate of Authentication

Certified by or on behalf of the Registrar that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes.

THE BANK OF NEW YORK (LUXEMBOURG) S.A.

(as Registrar) (without warranty, recourse or liability)

By:

Authorised Signatory

Dated:

On the back:

[The Terms and Conditions of the Notes will be inserted]

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers to

[                    ]

[                    ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

US$ [ ] principal amount of the Note(s) in respect of which this definitive Note is issued, and all rights under it or them, and irrevocably constitutes and appoints [ ] as attorney to transfer such principal amount on the books kept for registration thereof, with full power of substitution.

Dated   [                    ]                     [                    ].

Signed  [                    ]                     Certifying Signature

Note:

(i)	The signature to this transfer must correspond with the name as it appears on the face of this Note.

(ii)	A representative of the registered Noteholder should state the capacity in which he signs e.g. executor.

(iii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Noteholder or be certified by a recognised bank, notary public or in such other manner as the relevant Paying, Transfer and Conversion Agent may require.

Schedule 2

Form of Global Note

THE NOTES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

Common Code: 026724341

ISIN: XS0267243417

ACERGY S.A.

(incorporated under the laws of Luxembourg with registered number B.43172)

US$500,000,000

2.25 per cent. Convertible Notes due 2013

convertible into Common Shares of

ACERGY S.A.

The Notes in respect of which this Global Note is issued form part of the series designated as specified in the title (the “Notes”) of Acergy S.A. (the “Issuer”).

The Issuer hereby certifies that The Bank of New York Depository (Nominees) Limited is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of

US$500,000,000

(five hundred million US dollars)

or such other amount as is shown on the register of Noteholders as being represented by this Global Note and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Note. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Global Note is issued, such amount or amounts as shall become due and payable from time to time in respect of such Notes and otherwise to comply with the Conditions referred to below.

The Notes are constituted by a Trust Deed dated 11 October 2006 (the “Trust Deed”) between the Issuer and The Bank of New York as trustee (the “Trustee”) and are subject to the Trust Deed and the terms and conditions (the “Conditions”) set out in Schedule 4 to the Trust Deed, as modified by the provisions of this Global Note. Terms defined in the Trust Deed have the same meaning when used herein.

This Global Note is evidence of entitlement only.

Title to the Notes passes only on due registration of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Global Note is issued.

Exchange

Owners of beneficial interests in the Notes in respect of which this Global Note is issued will be entitled to have title to the Notes registered in their names and to receive individual definitive registered Notes if (1) either Euroclear or Clearstream, Luxembourg (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Notes evidenced by this Global Note may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) there shall have occurred and be continuing an Event of Default.

In such circumstances, the Issuer will cause sufficient individual definitive registered Notes to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Noteholders within 21 days following a request therefor by the holder of this Global Note. A person with an interest in the Notes represented by this Global Note must provide the Registrar with (i) a written order containing instructions and other such information as the Issuer and the Registrar may require to complete, execute and deliver such individual definitive registered Notes and (ii) a certificate to the effect that such person is not transferring its interest in this Global Note.

The Conditions are modified as follows in so far as they apply to the Notes represented by this Global Note as issued.

The statements set out in the legend above are an integral part of the Note or Notes in respect of which this Global Note is issued and by acceptance hereof each holder or beneficial owner of the Notes evidenced by this Global Note or any owner of an interest in such Notes agrees to be subject to and bound by the terms of such legend.

Meetings

The holder hereof shall be treated as having one vote in respect of each US$100,000 principal amount of Notes represented by this Global Note. The Trustee may allow to attend and speak (but not to vote) at any meeting of Noteholders any accountholder (or the representative of any such person) of a clearing system with an interest in the Notes represented by this Global Note on confirmation of entitlement and proof of his identity.

Conversion

Subject to the requirements of Euroclear and Clearstream, Luxembourg, the Conversion Right attaching to Notes represented by this Global Note may be exercised by the holder of a book-entry interest in such Note giving notice to the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this

Global Note for such purpose in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg (which may be by electronic means and/or by the registered holder of this Global Note on his/her behalf). The provisions of Condition 6 of the Notes will otherwise apply.

Redemption at the Option of the Issuer

The options of the Issuer provided for in Condition 7(b) and 7(c) shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in, and containing the information required by, that Condition.

Tax Election Option of the Noteholders

The option of the Noteholders provided for in Condition 7(c) may be exercised by the holder of this Global Note by giving notice to the Registrar within the time limits relating to the deposit of Notes in Condition 7(c) and containing the relevant information set out in the form of the Noteholders Tax Election Notice as set out in Schedule 3 to the Paying, Transfer and Conversion Agency Agreement. Such notice shall state the number of Notes in respect of which the option is exercised. Upon exercise of the option the relevant Noteholder shall present this Global Note to the Registrar for annotation in Schedule A hereto accordingly.

Redemption at Option of the Noteholders

The Noteholders’ put option in Condition 7(e) may be exercised by the holder of this Global Note giving notice to the Principal Paying, Transfer and Conversion Agent of the principal amount of Notes in respect of which the option is exercised and presenting this Global Note for endorsement or exercise within the time limits specified in such Condition.

Trustee’s Powers

In considering the interests of Noteholders the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of Notes and (b) consider such interests on the basis that such accountholders were the holders of the Notes represented by this Global Note.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Notes represented by this Global Note shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Notes set out in the certificate of the holder as if they were themselves the holders of Notes in such principal amounts.

Purchase and Cancellation

Cancellation of any Note following its purchase will be effected by reduction in the principal amount of the Notes in the Register.

Payments

Payments of principal in respect of Notes represented by this Global Note will be made against presentation and, if no further payment falls to be made in respect of the Notes, surrender of this Global Note to or to the order of the Principal Paying, Transfer and Conversion Agent or such other Agent as shall have been notified to the holder of this Global Note for such purpose.

Notices

So long as Notes are represented by this Global Note and this Global Note is held on behalf of Euroclear or Clearstream, Luxembourg, notices to the holders of such Notes may be given by delivery of the relevant notice to the relevant clearing system for communication by it to entitled accountholders in substitution for notification, as required by the Conditions.

This Global Note shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Note is governed by, and shall be construed in accordance with, English law.

The Issuer is a going concern and can in all circumstances be reasonably expected to meet its commitments under this Global Note.

In Witness whereof the Issuer has caused this Global Note to be signed on its behalf.

Dated 11 October 2006

ACERGY S.A.

By:	By:

Authorised Director	Authorised Director

Certificate of Authentication

Certified that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of Notes.

THE BANK OF NEW YORK (LUXEMBOURG) S.A. (as Registrar) (without warranty, recourse or liability)

By:

Authorised Signatory

Dated 11 October 2006

SCHEDULE A

SCHEDULE SHOWING CHANGES IN THE PRINCIPAL AMOUNT OF

THE NOTES REPRESENTED BY THIS GLOBAL NOTE

The following shows the principal amount of the Notes represented by this Global Note as a result of (i) exercise of Conversion Rights or (ii) redemption or purchase and cancellation of Notes or (iii) transfer of Notes:

Date of Conversion/Transfer/ Redemption/ Purchase and cancellation (stating which)	Amount of change in principal amount of Notes represented by this Global Note	Principal amount of Notes represented by this Global Note following such change	Notation made by or on behalf of the Principal Paying, Transfer and Conversion Agent

Schedule 3

Provisions for meetings of Noteholders

1	As used in this Schedule, the following expressions shall have the following meanings, unless the context otherwise requires:

1.1	“voting certificate” means a certificate in the English language issued by a Paying, Transfer and Conversion Agent and dated in which it is stated:

1.1.1	that on that date Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were held to the order of such Paying, Transfer and Conversion Agent (to its satisfaction) and that such Notes will not be released until the earlier of:

(i)	the conclusion of the meeting specified in such certificate or any adjournment of it; and

(ii)	the surrender of the voting certificate to the Paying, Transfer and Conversion Agent which issued it; and

1.1.2	that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Notes represented by such voting certificate;

1.2	“block voting instruction” means a document in the English language issued by a Paying, Transfer and Conversion Agent and dated in which:

1.2.1	it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) are held to the order of such Paying, Transfer and Conversion Agent (or to its order at a bank or other satisfaction) and that such Notes will not be released until the earlier of:

(i)	the conclusion of the meeting specified in such document or any adjournment of it; and

(ii)	the surrender, not less than 48 hours before the time fixed for such meeting or adjournment, of the receipt for each such deposited Note which is to be released to the Paying, Transfer and Conversion Agent which issued it and the notification of such surrender by such Paying, Transfer and Conversion Agent to the Issuer;

1.2.2	it is certified that each depositor of such Notes or a duly authorised agent on his behalf has instructed such Paying, Transfer and Conversion Agent that the votes attributable to his Notes so deposited should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

1.2.3	the total numbers and the serial numbers of the Notes so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been so given (i) to vote for, and (ii) to vote against, the resolution; and

1.2.4	any person named in such document as a proxy is authorised and instructed by such Paying, Transfer and Conversion Agent to vote in respect of the Notes so listed in accordance with the instructions referred to in paragraph 1.2.3 above as set out in such document.

2

2.1	A holder of a Note may obtain a voting certificate from a Paying, Transfer and Conversion Agent or require a Paying, Transfer and Conversion Agent to issue a block voting instruction by depositing his Note with such Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Notes are released pursuant to paragraph 1 and until then the holder of any such voting certificate or (as the case may be) the proxy named in any such block voting instruction shall, for all purposes in connection with any meeting or proposed meeting of Noteholders, be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying, Transfer and Conversion Agent with which (or to the order of which) such Notes have been deposited shall be deemed for such purposes not to be the holder of those Notes.

2.2	A holder of a Note in registered form may by an instrument in writing in the form available from any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy to act on his or its behalf in connection with any meeting or proposed meeting of Noteholders.

2.3	A holder of a Note in registered form which is a corporation may, by delivering to any Paying, Transfer and Conversion Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Noteholders.

2.4	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Noteholders specified in such appointment, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder.

3	Each of the Issuer and the Trustee at any time may, and the Issuer upon a request in writing of Noteholders holding not less than one-tenth in principal amount of the Notes for the time being outstanding shall, convene a meeting of Noteholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed.

5	A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6	At any such meeting any one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 19 the quorum shall be one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than three-quarters in principal amount of the Notes for the time being outstanding.

7

If within 15 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 13 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Notes or voting certificates or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 19 the quorum shall be one or more persons so present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-quarter in principal amount of the Notes for the time being outstanding.

8	The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a holder of a voting certificate or as a proxy or representative.

11	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14	The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend at any meeting of Noteholders or join with others in requesting the convening of such a meeting unless he is the holder of a Note or a voting certificate or is a proxy or a representative.

15	At any meeting on a show of hands every person who is present in person and who produces a Note or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each US$100,000 (or, in the case of meetings of holders of Notes denominated in another currency, as the Trustee in its absolute discretion may decide) in principal amount of the Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16	The proxy named in any block voting instruction need not be a Noteholder.

17	Each block voting instruction shall be deposited at the registered office of the Issuer or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote, and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and satisfactory proof (if applicable) shall if required by the Trustee be produced by the proxy at the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such block voting instruction.

18	Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Noteholders’ instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying, Transfer and Conversion Agent by the Issuer or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

19	A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

19.1	to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed or otherwise;

19.2	to sanction any scheme or proposal for the exchange, substitution or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

19.3	to assent to any modification of this Trust Deed or the Conditions that relate to the rights appertaining to the Notes which shall be proposed by the Issuer or the Trustee;

19.4	to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

19.5	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

19.6	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

19.7	to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor under this Trust Deed; and

19.8	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 19.2 or 19.7 or for the purpose of making any modification to the provisions contained in this Trust Deed or the Notes which would have the effect of:

19.8.1	modifying the maturity of the Notes (other than deferring the earliest date on which the Notes may be redeemed pursuant to Condition 7(b)(i)) or the dates on which interest is payable in respect of the Notes;

19.8.2	reducing or cancelling the principal amount of, or interest on, or reducing the amount payable on redemption of the Notes in respect of, or reducing the rate of interest on, the Notes; or

19.8.3	modifying or cancelling the Conversion Rights in respect of the Notes; or

19.8.4	increasing the Conversion Price other than in accordance with the Conditions; or

19.8.5	changing the currency of payment of the Notes or the due date or dates for any payment in respect of the Notes; or

19.8.6	changing the governing law of the Notes, the Trust Deed or the Agency Agreement (other than in the case of a substitution of the Issuer (or any previous substitute or substitutes) under Condition 14(c) or Clause 15.2); or

19.8.7	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

19.8.8	amending this proviso.

20	An Extraordinary Resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Noteholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

21	The expression “Extraordinary Resolution” means a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

22	A resolution in writing signed by or on behalf of the holders of not less than 90 per cent. in principal amount of the Notes who for the time being are entitled to receive notice of a meeting in accordance with these provisions shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Noteholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

23	Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

24	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

24.1	so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Noteholders; and

24.2	as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Noteholders are entitled to do so in accordance with this Trust Deed.

25	If and whenever the Issuer shall have issued and have outstanding any Notes which are not identical and do not form one single series then those Notes which are in all respects identical shall be deemed to constitute a separate series of the Notes and the foregoing provisions of this Schedule shall have effect subject to the following modifications:

25.1	a resolution which in the opinion of the Trustee affects one series only of the Notes shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that series;

25.2	a resolution which in the opinion of the Trustee affects more than one series of the Notes but does not give rise to a conflict of interest between the holders of Notes of any of the series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the series so affected;

25.3	a resolution which in the opinion of the Trustee affects more than one series of the Notes and gives or may give rise to a conflict of interest between the holders of the Notes of any of the series so affected shall be deemed to have been duly passed only if it shall be duly passed at separate meetings of the holders of the Notes of each series so affected; and

25.4	to all such meetings as aforesaid all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and holders were references to the Notes of the series or group of series in question and to the holders of such Notes respectively.

25.5	If the Issuer shall have issued and have outstanding (a) Notes which are not denominated in US dollars or (b) more than one series of Notes denominated in US dollars but in differing denominations, the following provisions shall apply. In the case of any meeting of holders of Notes of more than one currency the principal amount of such Notes not denominated in US dollars shall (i) for the purposes of paragraph 3 above be the equivalent in US dollars at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into US dollars on the seventh dealing day prior to the day on which the request in writing is received by the Trustee and (ii) for the purposes of paragraphs 6, 7, 11 and 15 above (whether in respect of the meeting, or any adjourned such meeting or any poll resulting therefrom) be the equivalent in US dollars at such spot rate on the seventh dealing day (as defined above) prior to the day of such meeting or, if applicable, the taking of such poll. In such circumstances, and where separate series of Notes denominated in US dollars but of different denominations are to be treated together for the purposes of this Schedule, on any poll each person present shall have one vote for every complete one US dollars of Notes (converted as above) which he holds.

26	Nothing in this Trust Deed shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer or any of its subsidiaries.

27	References in this Schedule to Agents shall, where the context requires, be taken to be references to the Principal Paying, Transfer and Conversion Agent.

Schedule 4

Terms and Conditions of the Notes

The following, subject to amendment and completion and save for the paragraphs in italics, are the terms and conditions of the Notes, substantially as they will appear in the Trust Deed constituting the Notes.

The issue of the US$500,000,000 2.25 per cent. Convertible Notes due 2013 (the “Notes”), which expression shall, unless otherwise indicated, include any further notes issued pursuant to Condition 18 and consolidated and forming a single series with the Notes, was (save in respect of any such further notes) authorised by a resolution of the Board of Directors of Acergy S.A. (the “Issuer”) passed on 30 August 2006. The Notes are constituted by a trust deed dated 11 October 2006 (the “Trust Deed”) between the Issuer and The Bank of New York (the “Trustee”, which expression shall include all persons for the time being appointed as the trustee or trustees under the Trust Deed) as trustee for the holders (as defined below) of the Notes. The statements set out in these Terms and Conditions (the “Conditions”) are summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the forms of the Notes. The Noteholders (as defined below) are entitled to the benefit of, and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and those provisions applicable to them which are contained in the Paying, Transfer and Conversion Agency Agreement dated 11 October 2006 (the “Agency Agreement”) relating to the Notes between the Issuer, the Trustee, The Bank of New York in its capacity as paying, transfer and conversion agent (the “Principal Paying, Transfer and Conversion Agent”, which expression shall include any successor as principal paying, transfer and conversion agent under the Agency Agreement), the paying, transfer and conversion agents for the time being (such persons, together with the Principal Paying, Transfer and Conversion Agent, being referred to below as the “Paying, Transfer and Conversion Agents”, which expression shall include their successors as Paying, Transfer and Conversion Agents under the Agency Agreement) and The Bank of New York (Luxembourg) S.A. in its capacity as registrar (the “Registrar”, which expression shall include any successor as registrar under the Agency Agreement). Copies of the Trust Deed and the Agency Agreement are available for inspection at the principal office of the Trustee at One Canada Square, London E14 5AL, and at the specified offices of the Paying, Transfer and Conversion Agents and the Registrar.

Capitalised terms used but not defined in these Conditions shall have the meanings attributed to them in the Trust Deed unless the context otherwise requires or unless otherwise stated.

1	Form, Denomination, Title and Status

(a)	Form and Denomination

The Notes are issued in registered form, serially numbered, in principal amounts of US$100,000 and integral multiples thereof (“authorised denominations”).

The Notes will, upon issue, be represented by a global note in registered form (the “Global Note”) which will be deposited with, and registered in the name of a nominee for, a common depositary on behalf of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, societe anonyme (“Clearstream”) on or about the Closing Date. The Global Note will be exchangeable for definitive Notes in registered form only in the limited circumstances set out therein and described herein.

(b)	Title

Title to the Notes will pass by transfer and registration as described in Condition 4. The registered holder (as defined below) of any Note will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or its theft or loss (or that of the related certificate, as appropriate) or anything written on it or on the certificate representing it (other than a duly executed transfer thereof)) and no person will be liable for so treating the holder.

(c)	Status of the Notes

The Notes constitute direct, unconditional, unsubordinated and (subject to Condition 2) unsecured obligations of the Issuer ranking pari passu and rateably, without any preference among themselves, and equally with all other existing and future unsecured and unsubordinated indebtedness of the Issuer but, in the event of insolvency, save for such indebtedness that may be preferred by provisions of law that are mandatory and of general application.

2	Negative Pledge

So long as any of the Notes remains outstanding (as defined in the Trust Deed), the Issuer will not create or permit to subsist, and will ensure that none of its Subsidiaries, will create or permit to subsist, any mortgage, charge, lien, pledge or other form of encumbrance or security interest (each a “Security Interest”) upon the whole or any part of its present or future property or assets (including any uncalled capital) to secure any Relevant Indebtedness or any guarantee of or indemnity in respect of any Relevant Indebtedness unless in any such case, before or at the same time as the creation of the Security Interest, any and all action necessary shall have been taken to the satisfaction of the Trustee to ensure that such other Security Interest or guarantee or other arrangement (whether or not including the giving of a Security Interest) is provided in respect of all amounts payable by the Issuer under the Notes and the Trust Deed either (i) as the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Noteholders or (ii) as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

3	Definitions

In these Conditions, unless otherwise provided:

“Additional Common Shares” has the meaning provided in Condition 6(c).

“ADRs” means American depositary receipts.

“ADSs” means American depositary shares.

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place.

“Cash Dividend” has the meaning provided in Condition 6(b)(iii).

a “Change of Control” occurs when any person or persons, acting together, acquires control of the Issuer (other than as a result of an Exempt Newco Scheme).

“Change of Control Conversion Price” has the meaning provided in Condition 6(b)(x).

“Change of Control Notice” has the meaning provided in Condition 6(g).

“Change of Control Period” means the period commencing on the date on which a Change of Control occurs and ending 60 calendar days following such date or, if later, 60 days following the date on which a Change of Control Notice is given as required by Condition 6(g).

“Closing Date” means 11 October 2006.

“Common Shares” means fully paid common shares in the capital of the Issuer currently with a par value of US$2.00 each.

“control” means (i) the acquisition or control of more than 50 per cent. of the Voting Rights of the Issuer or (ii) the right to appoint and/or remove all or the majority of the members of the Issuer’s Board of Directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of Voting Rights, contract or otherwise and “controlled” shall be construed accordingly.

“Conversion Date” has the meaning provided in Condition 6(h).

“Conversion Notice” has the meaning provided in Condition 6(h).

“Conversion Period” has the meaning provided in Condition 6(a).

“Conversion Price” has the meaning provided in Condition 6(a).

“Conversion Right” has the meaning provided in Condition 6(a).

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the Volume Weighted Average Price of a Common Share for the five consecutive dealing days ending on the dealing day immediately preceding such date; provided that if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price aim-Dividend (or cum- any other entitlement), then:

(a)	if the Common Shares to be issued or transferred do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement of such Dividend (or entitlement); or

(b)	if the Common Shares to be issued or transferred do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement of such Dividend (or entitlement), and provided further that if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement of such Dividend or entitlement, and provided further that, if the Volume Weighted Average Price of a Common Share is not available on one or more of the said five dealing days, then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Exchange or relevant stock exchange or securities market is open for business, (other than a day on which the Relevant Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Delivery Date” has the meaning provided in Condition 6(h).

“Dividend” means any dividend or any form of distribution to Shareholders (including a Spin-Off) whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Common Shares, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(a)	where a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of the Dividend in cash, then for the purposes of this definition the Dividend in question shall be treated as a Cash Dividend of the greater of (i) such cash amount and (ii) the Fair Market Value (on the date of the first public announcement of such Dividend or capitalisation (as the case may be) or if later, the date on which the number of Common Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined), of such Common Shares or other property or assets;

(b)	any issue of Common Shares falling within Condition 6(b)(ii) shall be disregarded;

(c)

a purchase or redemption or buy back of share capital of the Issuer by the Issuer or any Subsidiary of the Issuer shall not constitute a Dividend unless, in the case of purchases, redemptions or buy backs of Common Shares by or on behalf of the Issuer or any of its Subsidiaries, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases, redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the average of the closing prices of the Common Shares on the Relevant Exchange (as published by or derived from the Relevant Exchange) on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase Common Shares at some future date at a specified price, on the five dealing days immediately preceding the date of such announcement, in which case such purchase shall be deemed to constitute a Cash Dividend in the Relevant Currency to the extent that the aggregate price paid (before expenses) in respect of such Common Shares purchased by the Issuer or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of the average closing price of the Common Shares determined as aforesaid and (ii) the number of Common Shares so purchased; and

(d)	if the Issuer or any of its Subsidiaries shall purchase any receipts or certificates representing Common Shares, the provisions of paragraph (c) shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

“EEA Regulated Market” means a regulated market as defined in the Investment Services Directive (93/22/EC).

“equity share capital” means, in relation to a company, its issued share capital excluding any part thereof which, neither as regards dividends, nor as regards capital, carries any right to participate beyond a specified amount in a distribution.

“Exempt Newco Scheme” means a Newco Scheme where immediately after completion of the relevant scheme of arrangement the common shares or units (or equivalent) of Newco are (1) admitted to listing and to trading on an EEA Regulated Market or (2) admitted to listing and to trading on such other regulated, regularly operating, recognised stock exchange or securities market as the Issuer or Newco may determine.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an independent Financial Adviser provided, that (i) the Fair Market Value of a Cash Dividend paid or to be paid shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Financial Adviser), the fair market value (a) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such Securities or Spin-Off Securities, options, warrants or other rights are publicly traded); and (iv) in the case of (i) converted into the Relevant Currency (if declared or paid in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to

Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and in any other case, converted into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

“Final Maturity Date” means 11 October 2013.

“GDRs” means global depositary receipts.

“Indebtedness for or in respect of moneys borrowed or raised” means any present or future indebtedness (whether being principal, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash.

“Independent Financial Adviser” means an independent investment bank of international repute appointed by the Issuer and approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee) and the Trustee is indemnified and/or secured as to costs to its satisfaction against the costs, fees and expenses of such adviser, appointed by the Trustee following notification to the Issuer.

“Interest Payment Date” has the meaning provided in Condition 5(a).

“interest Period” has the meaning provided in Condition 5(a).

“Interest Rate” has the meaning provided in Condition 5(a).

“Newco Scheme” means a scheme of arrangement or analogous proceeding which effects the interposition of a limited liability company (“Newco”) between the Shareholders of the Issuer immediately prior to the scheme of arrangement or analogous proceeding (the “Existing Shareholders”) and the Issuer; provided that only common shares of Newco are issued to Existing Shareholders and that immediately after completion of the scheme of arrangement the only shareholders of Newco are the Existing Shareholders and that all Subsidiaries of the Issuer immediately prior to the scheme of arrangement (other than Newco, if Newco is then a Subsidiary of the Issuer) are Subsidiaries of the Issuer immediately after the scheme of arrangement.

“Noteholder” and “holder” mean the person in whose name a Note is registered in the Register (as defined in Condition 4(a)).

“Optional Redemption Date” has the meaning provided in Condition 7(b).

“Optional Redemption Notice” has the meaning provided in Condition 7(b).

“Oslo Stock Exchange” means Oslo Børs ASA.

“Parity Value” means, in respect of any dealing day, the US dollar amount calculated as follows:

PV =	OS x MP

Where

PV =	the Parity Value

OS =	the number of Common Shares that would fall to be delivered on the exercise of Conversion Rights in respect of a Note in the principal amount of US$100,000 assuming the Conversion Date to be such dealing day

MP =	the closing price for the Common Shares as published by or derived from the Relevant Exchange on such dealing day, provided that if on any such dealing day the Common Shares shall have been quoted cum-Dividend or cum-any other entitlement the closing price on such dealing day shall be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement of such Dividend or entitlement, translated into US dollars at the Prevailing Rate on such dealing day.

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity).

“Prevailing Rate” means, in respect of any day, the spot rate of exchange between the relevant currencies prevailing on that day as appearing on the Relevant Page as at or about 12.00 p.m. London time on that day or, if such rate cannot be determined on that day, the rate prevailing on the immediately preceding day on which such rate can be so determined.

“Principal Subsidiary” means at any relevant time a Subsidiary of the Issuer:

(i)

whose total assets or gross revenues (or, where the Subsidiary in question prepares consolidated accounts, whose total consolidated assets or gross consolidated revenues, as the case may be) represent not less than (a) 5 per cent. of the total consolidated assets or (b) 10 per cent. of the gross consolidated revenues (as the case may be) of the Issuer and its Subsidiaries, all as calculated by reference to the then latest audited accounts (or consolidated accounts as the case may be) of such Subsidiary and the then latest audited consolidated accounts of the Issuer and its consolidated Subsidiaries; or

(ii)	to which is transferred all or substantially all of the assets and undertaking of a Subsidiary which immediately prior to such transfer is a Principal Subsidiary.

A certificate from two Directors of the Issuer that, in their opinion, a Subsidiary of the Issuer is or is not or was or was not at any particular time a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Noteholders.

“Record Date” has the meaning provided in Condition 8(c).

“Register” has the meaning provided in Condition 4(a).

“Relevant Currency” means, at any time, the currency in which the Common Shares are traded on the Relevant Exchange at that time.

“Relevant Date” means, in respect of any Note, whichever is the later of (i) the date on which payment in respect of it first becomes due and (ii) if any amount of the money payable is improperly withheld or refused the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given by the Issuer or to the Noteholders in accordance with Condition 17 that, upon further presentation of the Note, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions.

“Relevant Exchange” means, at any time, the Oslo Stock Exchange unless an Independent Financial Adviser shall determine and notify the Issuer and the Trustee in writing that, for a period of not less than 30 days ending not earlier than five business days prior to such determination, the average daily trading volume in respect of the Common Shares on one other single stock exchange or securities market was greater than the average daily trading volume on the Oslo Stock Exchange for the corresponding period, provided that, for this purpose, where ADSs, ADRs, GDRs or any other certificates or receipts representing Common Shares are traded on any stock exchange or securities market, the average daily trading volume in respect of the Common Shares in such case shall be determined by reference to the number of Common Shares represented thereby.

“Relevant Indebtedness” means any present or future indebtedness (whether being principal, interest or other amounts), in the form of or evidenced by notes, bonds, debentures or other similar debt instruments, whether issued for cash or in whole or in part for a consideration other than cash, and which are, or are capable of being, quoted, listed or ordinarily dealt in or traded on any recognised stock exchange, over-the-counter or other securities market.

“Relevant Page” means the relevant page on Bloomberg or Reuters or such other information services provider which displays the relevant information.

“Retroactive Adjustment” has the meaning provided in Condition 6(c).

“Securities” means any securities including, without limitation, Common Shares, or options, warrants or other rights to subscribe for or purchase or acquire Common Shares.

“Shareholders” means the holders of Common Shares.

“Specified Date” has the meaning provided in Condition 6(b)(vii) and (viii).

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by the Issuer to Shareholders as a class; or

(b)	any issue, transfer or delivery of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Issuer) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders, as a class (but excluding the issue and allotment of shares by Newco to Existing Shareholders), pursuant in each case to any arrangements with the Issuer or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Issuer or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Issuer.

“Subsidiary” of any person means (i) a company more than 50 per cent. of the Voting Rights of which is owned or controlled, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a company) in which such person, or one or more other Subsidiaries of such person or such person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Surviving Entity” has the meaning provided in Condition 6(m).

“Tax Redemption Date” has the meaning provided in Condition 7(c).

“Tax Redemption Notice” has the meaning provided in Condition 7(c).

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Relevant Exchange or (in the case of a Security or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined, provided that where the Common Shares are traded on the Relevant Exchange in the form of ADSs, ADRs, GDRs or any other certificates or receipts, then the Volume Weighted Average Price of a Common Share shall be the Volume Weighted Average Price of the ADSs, ADRs, GDRs or other certificates or receipts determined mutatis mutandis as provided above, divided by the number of Common Shares represented by such ADSs, ADRs, GDRs or other certificates or receipts.

“Voting Rights” means the right generally to vote at a general meeting of shareholders of the relevant entity (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“VPS” means the Norwegian Securities Depository System (“Verdipapirsentralen”).

“VPS Account” means an investor account in the VPS.

References to any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser considers appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalisation of profits or reserves, or any like or similar event.

If, at the relevant time for the purposes of any calculation required to be made pursuant to these Conditions, the Common Shares are traded on the Relevant Exchange in the form of ADSs, ADRs, GDRs or any other certificates or receipts, such modifications (if any) may be made to the operation of these Conditions as an Independent Financial Adviser considers to be appropriate.

For the purposes of Conditions 6(b), (c), (h) and (i) and Condition 11 only, (a) references to the “issue” of Common Shares shall include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of the Issuer or any of its Subsidiaries, and (b) Common Shares held by or on behalf of the Issuer or any of its respective Subsidiaries (and which, in the case of Conditions 6(b)(iv) and (vi), do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue”.

4	Registration and Transfer of Notes

(a)	Registration

The Issuer will cause a register (the “Register”) to be kept at the specified office of the Registrar outside the United Kingdom on which will be entered the names and addresses of the holders of the Notes, the particulars of the Notes held by them and all transfers, redemptions and conversions of Notes.

(b)	Transfer

Notes may, subject to the terms of the Agency Agreement and to Conditions 4(c) and 4(d), be transferred in whole or in part in an authorised denomination by lodging the relevant Note (with the form of application for transfer in respect thereof duly executed and duly stamped where applicable) at the specified office of the Registrar or any Paying, Transfer and Conversion Agent. The form of application for transfer of Notes is available at the specified office of the Registrar and any Paying, Transfer and Conversion Agent.

No transfer of a Note will be valid unless and until entered on the Register. A Note may be registered only in the name of, and transferred only to, a named person (or persons, not exceeding four in number).

The Registrar will within seven business days of any duly made application for the transfer of a Note, in the place of the specified office of the Registrar, deliver a new Note to the transferee (and, in the case of a transfer of part only of a Note, deliver a Note for the untransferred balance to the transferor) at the specified office of the Registrar or (at the risk and, if mailed at the request of the transferee or, as the case may be, the transferor otherwise than by ordinary mail, at the expense of the transferee or, as the case may be, the transferor) mail the Note by uninsured mail to such address as the transferee or, as the case may be, the transferor may request.

(c)	Formalities Free of Charge

Such transfer will be effected without charge subject to (i) the person making such application for transfer paying or procuring the payment of any taxes, duties and other governmental charges in connection therewith and (ii) the Registrar being satisfied with the documents of title and/or identity of the person making the application.

(d)	Closed Periods

Neither the Issuer nor the Registrar will be required to register the transfer of any Note (or part thereof) (i) during the period of 15 days ending on and including the day immediately prior to the Final Maturity Date or any earlier date fixed for redemption of the Notes pursuant to Condition 7(b) or 7(c); (ii) in respect of which a Conversion Notice has been delivered in accordance with Condition 6(h); (iii) in respect of which a holder has exercised its right to require redemption pursuant to Condition 7(e); or (iv) during the period of 15 days ending on (and including) any Record Date (as defined in Condition 8(c)) in respect of any payment of interest on the Notes.

5	Interest

(a)	Interest Rate

The Notes bear interest from and including the Closing Date at the rate of 2.25 per cent. per annum (the “Interest Rate”) calculated by reference to the principal amount thereof and payable semi-annually in equal instalments in arrear on 11 April and 11 October each year (each an “Interest Payment Date”), commencing with the Interest Payment Date falling on 11 April 2007.

Where interest is required to be calculated for any period which is not an Interest Period it will be calculated on the basis of a 360 day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the number of days elapsed.

“Interest Period” means the payment period beginning on (and including) the Closing Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

(b)	Accrual of Interest

Each Note will cease to bear interest (i) where the Conversion Right shall have been exercised by a Noteholder, from the Interest Payment Date immediately preceding the relevant Conversion Date or, if none, the Closing Date (subject in any such case as provided in Condition 6(j)) or (ii) where such Note is being redeemed or repaid pursuant to Condition 7 or Condition 10, from the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue at the Interest Rate (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant holder, and (b) the day seven days after the Trustee or the Principal Paying, Transfer and Conversion Agent has notified Noteholders of receipt of all sums due in respect of all the Notes up to that seventh day (except to the extent that there is failure in the subsequent payment to the relevant holders under these Conditions).

6	Conversion of Notes

(a)	Conversion Period and Conversion Price

Subject as provided below, each Note shall entitle the holder (a “Conversion Right”) to convert (“Conversion”) such Note into new and/or existing Common Shares, credited as fully paid, subject to and as provided in these Conditions.

The number of Common Shares to be issued or delivered on exercise of a Conversion Right shall be determined by dividing the principal amount of the relevant Note by the conversion price (the “Conversion Price”) in effect on the relevant Conversion Date.

The initial Conversion Price is US$24.05 per Common Share. On the basis of the initial Conversion Price, each US$100,000 principal amount of Notes would entitle the holder to receive (subject as provided in these Conditions) 4,158.0042 Common Shares. The Conversion Price is subject to adjustment in the circumstances described in Condition 6(b).

A Noteholder may exercise the Conversion Right in respect of a Note by delivering such Note to the specified office of any Paying, Transfer and Conversion Agent in accordance with Condition 6(h) whereupon the Issuer shall (subject as provided in these Conditions) procure the delivery, to or as directed by the relevant Noteholder, of Common Shares credited as paid up in full as provided in this Condition 6.

Subject to, and as provided in these Conditions, the Conversion Right in respect of a Note may be exercised, at the option of the holder thereof, at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) from 21 November 2006 to the close of business (in the place where the relevant Note is delivered for conversion) on the date falling seven days prior to the Final Maturity Date (both days inclusive) or, if the Notes shall have been called for redemption pursuant to Condition 7(b) or 7(c) prior to the Final Maturity Date, then up to the close of business (in the place aforesaid) on the seventh day before the date fixed for redemption thereof pursuant to Condition 7(b) or 7(c), unless there shall be default in making payment in respect of such Note on such date fixed for redemption, in which event the Conversion Right shall extend up to the close of business (in the place aforesaid) on the date on which the full amount of such payment becomes available for payment and notice of such availability has been duly given in accordance with Condition 16 or, if earlier, the Final Maturity Date; provided that, in each case, if the final such date for the exercise of Conversion Rights is not a business day in the place aforesaid, then the period for exercise of the Conversion Right by Noteholders shall end on the immediately preceding business day in the place aforesaid.

Conversion Rights may not be exercised (i) following the giving of notice by the Trustee pursuant to Condition 10 or (ii) in respect of a Note which the relevant holder has exercised its right to require the Issuer to redeem pursuant to Condition 7(e).

Conversion Rights may not be exercised by a Noteholder in circumstances where the relevant Conversion Date would fall during the period commencing on the Record Date in respect of any payment of interest on the Notes and ending on the relevant Interest Payment Date (both days inclusive).

The period during which Conversion Rights may (subject as provided below) be exercised by a Noteholder is referred to as the “Conversion Period”.

Conversion Rights may only be exercised in respect of an authorised denomination. Where Conversion Rights are exercised in respect of part only of a Note, the old Note shall be cancelled and a new Note for the balance thereof shall be issued in lieu thereof without charge but upon payment by the holder of any taxes, duties and other governmental charges payable in connection therewith and the Registrar will within seven business days, in the place of the specified office of the Registrar, following the relevant Conversion Date deliver such new Note to the Noteholder at the specified office of the Registrar or (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of the Noteholder) mail the new Note by uninsured mail to such address as the Noteholder may request.

Fractions of Common Shares will not be delivered on conversion or pursuant to Condition 6(c). However, the Issuer will make a cash payment to the relevant exercising Noteholder in respect of any such fraction equal to the product of the closing price of a Common Share on the relevant Conversion Date as published by or derived from the Relevant Exchange multiplied by such fraction and converted into US dollars at the Prevailing Rate, provided that such amount is at least US$10.00. Payment of any such amount shall be made by transfer to a US dollar account with a bank in the United States as specified in the relevant Conversion Notice. If the Conversion Right in respect of more than one Note is exercised at any one time such that Common Shares to be delivered on conversion or pursuant to Condition 6(c) are to be registered in the same name, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of such Notes being so converted and rounded down to the nearest whole number of Common Shares.

The Issuer will procure that Common Shares to be delivered or transferred on conversion will be delivered or transferred to the holder of the Notes completing the relevant Conversion Notice or his nominee. Such Common Shares will be deemed to be issued or delivered as of the relevant Delivery Date. Any Additional Common Shares to be issued pursuant to Condition 6(c) will be deemed to be issued as of the date the relevant Retroactive Adjustment takes effect or as at the date of issue of Common Shares if the adjustment results from the issue of Common Shares (each such date, the “Reference Date”).

(b)	Adjustment of Conversion Price

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)	If and whenever there shall be a consolidation, reclassification or subdivision, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A
B

where:

A =	is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B =	is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)	If and whenever the Issuer shall issue any Common Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Common Shares issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A
B

where:

A	is the aggregate nominal amount of the issued Common Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Common Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Common Shares.

(iii)	If and whenever the Issuer shall pay or make any Dividend to Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the relevant Dividend by the following fraction:

A – B
A

where:

A	is the Current Market Price of one Common Share on the dealing day immediately preceding the date of the first public announcement of the relevant Dividend or, in the case of a purchase of Common Shares or any receipts or certificates representing shares by or on behalf of the Issuer or any Subsidiary of the Issuer, on which such Common Shares are purchased or, in the case of a Spin-Off, is the mean of the Volume Weighted Average Prices of a Common Share for the five consecutive dealing days ending on the dealing day immediately preceding the first date on which the Common Shares are traded ex- the relevant Spin-Off; and

B	is the portion of the Fair Market Value, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Common Shares entitled to receive the relevant Dividend (or, in the case of a purchase of Common Shares or any receipts or certificates representing shares by or on behalf of the Issuer or any Subsidiary of the Issuer, by the number of Common Shares in issue immediately prior to such purchase), of the Dividend attributable to one Common Share.

Such adjustment shall become effective on the date on which the relevant Dividend is paid or made or, in the case of a purchase of Common Shares or any receipts or certificates representing Common Shares, on the date such purchase is made or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

For the purposes of the above, the Fair Market Value of a Cash Dividend shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the date of the first public announcement of the relevant Dividend, and in the case of a Non-Cash Dividend, the Fair Market Value of the relevant Dividend shall be the Fair Market Value of the relevant Spin-Off Securities or, as the case may be, the relevant property or assets.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, and for the avoidance of doubt, a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

(iv)	If and whenever the Issuer shall issue Common Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Common Shares, in each case at a price per Common Share which is less than 90 per cent. of the Current Market Price per Common Share on the dealing day immediately preceding the date of the first public announcement of the terms of the issue or grant of such Common Shares, options, warrants or other rights, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B
A + C

where:

A	is the number of Common Shares in issue immediately before such announcement;

B	is the number of Common Shares which the aggregate amount (if any) payable for the Common Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C	is the number of Common Shares issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Exchange.

(v)	If and whenever the Issuer shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase any Common Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase Common Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A – B
A

where:

A	is the Current Market Price of one Common Share on the dealing day immediately preceding the first date on which the terms of such issue or grant are publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Exchange.

(vi)

If and whenever the Issuer shall issue (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of the Notes or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Common Shares) or issue or grant (otherwise than as mentioned in sub-paragraph (b)(iv) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Common Shares (other than the Notes, which term shall for this purpose include any further notes issued pursuant to Condition 17 and forming a single series with the Notes), in each case at a price per Common Share which is less than 90 per cent. of the Current Market Price per Common Share on the dealing day immediately preceding the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A + B
A + C

where:

A	is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B	is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share; and

C	is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

(vii)

If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (b)(iv), (b)(v) or (b)(vi) above) shall issue wholly for cash or for no consideration any Securities (other than the Notes, which term shall for this purpose exclude any further notes issued pursuant to Condition 17 and forming a single series with the Notes), which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription or redesignation is less than 90 per cent. of the Current Market Price per Common Share on the dealing day immediately preceding the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

A + B
A + C

where:

A	is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Common Shares which have been issued by the Issuer for the purposes of or in connection with such issue, less the number of such Common Shares so issued);

B	is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Common Share; and

C	is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such redesignation.

Provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this sub-paragraph (b)(vii) the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided) then for the purposes of this sub-paragraph (b)(vii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the date of issue of such Securities or, as the case may be, the grant of such rights.

(viii)	If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities (other than the Notes, which term shall for this purpose include any further notes issued pursuant to Condition 17 and forming a single series with the Notes) as are mentioned in sub-paragraph (b)(vii) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 90 per cent. of the Current Market Price per Common Share on the dealing day immediately preceding the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

A + B
A + C

where:

A	is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Common Shares which have been issued, purchased or acquired by the Issuer or any Subsidiary of the Issuer (or at the direction or request or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B	is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C

is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this sub-paragraph (b)(viii) or sub-paragraph (b)(vii) above.

Provided that if at the time of such modification (as used in this sub-paragraph (b)(viii) the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this sub-paragraph (b)(viii), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such Securities.

(ix)	If and whenever the Issuer or any Subsidiary of the Issuer or (at the direction or request of or pursuant to any arrangements with the Issuer or any Subsidiary of the Issuer) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under sub-paragraphs (b)(ii), (iii), (iv), (vi) or (vii) above or (x) below (or would fall to be so adjusted if the relevant issue or grant was at less than 90 per cent. of the Current Market Price per Common Share on the relevant dealing day) or under sub-paragraph (b)(v) above) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

A – B
A

where:

A	is the Current Market Price of one Common Share on the dealing day immediately preceding the date on which the terms of such offer are first publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the first date on which the Common Shares are traded ex-rights on the Relevant Exchange.

(x)	If a Change of Control shall occur, then upon any exercise of Conversion Rights where the Conversion Date falls during the Change of Control Period, the Conversion Price (the “Change of Control Conversion Price”) shall be determined as set out below, but in each case adjusted, if appropriate, under this Condition 6(b).

COCCP = OCP/(1+(CP x c/t))

where:

COCCP	= means the Change of Control Conversion Price

OCP	= means the Conversion Price in effect immediately prior to the Change of Control

CP	= means 43 per cent. (expressed as fraction)

c	= means the number of days from and including the date the Change of Control occurs to but excluding the Final Maturity Date

t	= means the number of days from and including the Closing Date to but excluding the Final Maturity
Date

(xi)	If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this Condition 6(b) (even if the relevant circumstance is specifically excluded from the operation of sub-paragraphs (b)(i) to (x) above), the Issuer shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this sub-paragraph (b)(xi) if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Conversion Price.

Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this Condition 6(b) have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Issuer, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result and provided further that, for the avoidance of doubt, the issue of Common Shares pursuant to the exercise of Warrants or Conversion Rights shall not result in an adjustment to the Conversion Price.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (b)(iv), (vi), (vii) and (viii), the following provisions shall apply:

(a)	the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

(b)	(x) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Issuer to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the first public announcement of the terms of issue of such Securities or, as the case may be, such options, warrants or rights, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(c)	if the consideration or price determined pursuant to (a) or (b) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency it shall be converted into the Relevant Currency at the Prevailing Rate on the date of the first public announcement of the terms of issue of such Securities; and

(d)	in determining consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or otherwise in connection therewith.

(c)	Retroactive Adjustments

If the Delivery Date in relation to the conversion of any Note shall be after any consolidation, reclassification or sub-division as is mentioned in Condition 6(b)(i), or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Condition 6(b)(ii), (iii), (iv), (v) or (ix), or after any such issue or grant as is mentioned in Conditions 6(b)(vi) and (vii), in any case in circumstances where the relevant Conversion Date falls before the relevant adjustment becomes effective under Condition 6(b) (such adjustment, a “Retroactive Adjustment”), then the Issuer shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or delivered to the converting Noteholder, in accordance with the instructions contained in the Conversion Notice, such additional number of Common Shares (if any) (the “Additional Common Shares”) as, together with the Common Shares issued or to be issued or delivered on conversion of the relevant Note (together with any fraction of a Common Share not so issued), is equal to the number of Common Shares which would have been required to be issued or delivered on conversion of such Note if the relevant adjustment (more particularly referred to in the said provisions of Condition 6(b)) to the Conversion Price had in fact been made and become effective immediately prior to the relevant Conversion Date.

(d)	Decision of an Independent Financial Adviser

If any doubt shall arise as to the appropriate adjustment to the Conversion Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect of such adjustment to the Conversion Price shall be conclusive and binding on all concerned, save in the case of manifest error.

(e)	Employees’ Share Schemes

No adjustment will be made to the Conversion Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees or former employees (including Directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to trustees to be held for the benefit of any such person, in any such case pursuant to any employees’ share or option scheme.

(f)	Rounding Down and Notice of Adjustment to the Conversion Price

On any adjustment, the resultant Conversion Price, if not an integral multiple of US$0.01, shall be rounded down to the nearest whole multiple of US$0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

Notice of any adjustments to the Conversion Price shall be given by the Issuer to Noteholders in accordance with Condition 16 and the Trustee promptly after the determination thereof.

The Conversion Price shall not in any event be reduced to below the nominal value of the Common Shares and the Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value.

(g)	Change of Control

Within 14 calendar days following the occurrence of a Change of Control, the Issuer shall give notice thereof to the Trustee and to the Noteholders in accordance with Condition 16 (a “Change of Control Notice”). Such notice shall contain a statement informing Noteholders of their entitlement to exercise their Conversion Rights as provided in these Conditions, or to exercise their rights to require redemption of their Notes pursuant to Condition 7(e).

The Change of Control Notice shall also specify:

(i)	all information material to Noteholders concerning the Change of Control;

(ii)	the Conversion Price immediately prior to the occurrence of the Change of Control and the Change of Control Conversion Price applicable pursuant to Condition 6(b)(x) during the Change of Control Period;

(iii)	the closing price of the Common Shares as derived from the Relevant Exchange as at the latest practicable date prior to the publication of such notice;

(iv)	the last day of the Change of Control Period;

(v)	the Change of Control Put Date (as defined in Condition 7(e); and

(vi)	such other information relating to the Change of Control as the Trustee may require.

The Trustee shall not be required to take any steps to ascertain whether a Change of Control or any event which could lead to a Change of Control has occurred or may occur.

(h)	Procedure for exercise of Conversion Rights

The Conversion Right may be exercised by a Noteholder during the Conversion Period by delivering the relevant Note to the specified office of any Paying, Transfer and Conversion Agent, during its usual business hours, accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) in the form (for the time being current) obtainable from any Paying, Transfer and Conversion Agent. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction in which the specified office of the Paying, Transfer and Conversion Agent to whom the relevant Conversion Notice is delivered is located. If such delivery is made after the end of normal business hours or on a day which is not a business day in the place of the specified office of the relevant Paying, Transfer and Conversion Agent, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such business day.

A Conversion Notice, once delivered, shall be irrevocable.

The conversion date in respect of a Note (the “Conversion Date”) shall be the Luxembourg business day immediately following the date of the delivery of the Notes and the Conversion Notice and, if applicable, the making of any payment to be made as provided below.

A Noteholder exercising a Conversion Right must pay directly to the relevant authorities any taxes and capital, stamp, issue and registration duties arising on conversion (other than any taxes or capital duties or stamp duties payable in Norway, the United Kingdom, Luxembourg or Belgium in respect of the allotment and issue of any Common Shares on such conversion (including any Additional Common Shares), which shall be paid by the Issuer) and such Noteholder must pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Note or interest therein in connection with such conversion. For the avoidance of doubt, the Trustee shall not be responsible for determining whether such taxes or capital, stamp, issue or registration duties are payable or the amount of such taxes or capital, stamp, issue or registration duties and it shall not be responsible or liable for any failure by the Issuer to pay such taxes or capital, stamp, issue or registration duties.

Common Shares to be issued or delivered on exercise of Conversion Rights will be issued (i) (where the Relevant Exchange on the Conversion Date is the Oslo Stock Exchange) in electronic form through the facilities of the VPS to such VPS

Account as specified by the Noteholder in the relevant Conversion Notice (and in such connection therewith, the person specified in the relevant Conversion Notice will initially be registered in the Issuer’s main register of Shareholders maintained in Luxembourg in respect of the relevant Common Shares and, immediately upon such registration, transferred to the Issuer’s branch register maintained in Oslo) or (ii) (where the Relevant Exchange on the Conversion Date is not the Oslo Stock Exchange) through the facilities of such clearing system as is customary for the delivery of shares in respect of trades made on or through such Relevant Exchange and to such account with such clearing system as specified by the Noteholder in the relevant Conversion Notice, provided that the Issuer shall not be required in any circumstances to deliver or procure the delivery of ADSs, ADRs, GDRs or any other certificates or receipts representing Common Shares and if at the relevant time the Relevant Exchange is a stock exchange or securities market on which the Common Shares are traded in the form of ADSs, ADRs, GDRs or any other certificates or receipts, then for the purposes of this paragraph, the Relevant Exchange shall be determined disregarding such stock exchange or securities market and the Issuer shall in any event be entitled to deliver Common Shares in such manner as it may determine in order to comply with any legal or regulatory requirements and/or to avoid any requirement to file or publish any registration statement, prospectus or any like or similar document or requirement.

The Issuer will take all necessary steps to procure that the Common Shares to be issued or delivered on exercise of Conversion Rights are issued and/or delivered by no later than the Delivery Date (as defined below) and, subject as provided above, will promptly make all necessary filings with, and applications to the Relevant Exchange for the admission to listing and to trading of such Common Shares.

As used herein, the “Delivery Date” means the sixth day of the calendar month immediately following the calendar month in which the relevant Conversion Date falls or, if such day is not a Luxembourg business day, the first Luxembourg business day thereafter.

(i)	Common Shares

(i)	Common Shares issued or delivered upon conversion of the Notes will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Delivery Date or, in the case of Additional Common Shares, on the relevant Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law except that such Common Shares or, as the case may be, Additional Common Shares will not rank for any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the relevant Conversion Date or, as the case may be, the relevant Reference Date.

(ii)	Save as provided in Condition 6(j), no payment or adjustment shall be made on conversion for any interest which otherwise would have accrued on the relevant Notes since the last Interest Payment Date preceding the Conversion Date relating to such Notes (or, if such Conversion Date falls before the first Interest Payment Date, since the Closing Date).

(j)	Interest on Conversion

If any notice requiring the redemption of any Notes is given pursuant to Condition 7(b) or 7(c) on or after the fifteenth Luxembourg business day prior to a record date which has occurred since the last Interest Payment Date (or in the case of the first Interest Period, since the Closing Date) in respect of any Dividend or distribution payable in respect of the Common Shares where such notice specifies a date for redemption falling on or prior to the date which is 14 days after the Interest Payment Date next following such record date, interest shall accrue at the Interest Rate on Notes in respect of which Conversion Rights shall have been exercised and in respect of which the Conversion Date falls after such record date and on or prior to the Interest Payment Date next following such record date in respect of such Dividend or distribution, in each case from and including the preceding Interest Payment Date (or, if such Conversion Date falls before the first Interest Payment Date, from the Closing Date) to but excluding such Conversion Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to, a US dollar account with a bank in the United States in accordance with instructions given by the relevant Noteholder in the relevant Conversion Notice.

(k)	Purchase or Redemption of Common Shares

The Issuer may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back its own shares (including Common Shares) or any depositary or other receipts representing the same without the consent of the Noteholders.

(l)	No duty to Monitor

The Trustee shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price and will not be responsible to the Noteholders for any loss arising from any failure by it to do so.

(m)	Consolidation, Amalgamation or Merger

Without prejudice to Condition 6(b)(x), in the case of any consolidation, amalgamation or merger of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Issuer, the Issuer will forthwith notify the Trustee and the

Noteholders of such event and take such steps pursuant to and in accordance with Clause 15.2 of the Trust Deed as shall be required to ensure the Surviving Entity shall assume all the payment and other obligations of the Issuer under the Trust Deed and the Notes and that each Note then outstanding will (during the period in which Conversion Rights may be exercised) be convertible into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Common Shares which would have become liable to be issued upon exercise of Conversion Rights immediately prior to such consolidation, amalgamation, merger, sale or transfer. Any deed supplemental to or amending the Trust Deed pursuant to and in accordance with Clause 15.2 of the Trust Deed will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Condition 6. The above provisions of this Condition 6(m) will apply, mutatis mutandis to any subsequent consolidations, amalgamations, mergers, sales or transfers.

As used herein, “Surviving Entity” means (a) in the case of any consolidation, amalgamation or merger of the Issuer with any other corporation, where the Issuer is not the continuing corporation, the continuing corporation and (b) in the case of any sale or transfer of all or substantially all the assets of the Issuer, the entity to whom such sale or transfer is made.

7	Redemption, Purchase and Cancellation

(a)	Final Redemption

Unless previously purchased and cancelled, redeemed or converted as herein provided, the Notes will be redeemed at their principal amount on the Final Maturity Date. The Notes may only be redeemed at the option of the Issuer prior to the Final Maturity Date in accordance with Condition 7(b) or 7(c).

(b)	Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Trustee and to the Noteholders (which notice shall be irrevocable) in accordance with Condition 16, the Issuer may redeem all but not some only of the Notes on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at their principal amount, together with accrued but unpaid interest to such date:

(i)	at any time on or after 25 October 2010, if the Parity Value on at least 20 dealing days in any period of 30 consecutive dealing days ending not earlier than 15 days prior to the giving of the relevant Optional Redemption Notice, exceeds US$130,000; or

(ii)	if, at any time prior to the date on which the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 90 per cent. or more in principal amount of the Notes originally issued.

(c)	Redemption for Taxation Reasons

At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Noteholders (which notice shall be irrevocable) redeem (subject to the second following paragraph) all, and not some only, of the Notes at their principal amount, together with accrued but unpaid interest to such date (a “Tax Redemption Date”), if (i) the Issuer satisfies the Trustee immediately prior to the giving of such notice that the Issuer has or will become obliged to pay additional amounts in respect of principal or interest pursuant to Condition 9 as a result of any change in, or amendment to, the laws or regulations of Luxembourg or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Closing Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (a) a certificate signed by two Directors of the Issuer stating that the obligation referred to in (i) above cannot be avoided by the Issuer (taking reasonable measures available to it) and (b) an opinion of independent legal or tax advisers of recognised international standing to the effect that such change or amendment has occurred and that the Issuer is or will be obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective) and the Trustee shall accept such certificate and opinion as sufficient evidence of the matters set out in (i) and (ii) above in which event it shall be conclusive and binding on the Noteholders.

Upon the expiry of a Tax Redemption Notice, the Issuer shall (subject to the next following paragraph) redeem the Notes at their principal amount, together with accrued interest to such date.

If the Issuer gives a notice of redemption pursuant to this Condition 7(c), each Noteholder will have the right to elect that his Note(s) shall not be redeemed and that the provisions of Condition 9 shall not apply in respect of any payment of interest to be made on such Note(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 9 and payment of all amounts shall be made subject to the deduction or withholding of the taxation required to be withheld or deducted by Luxembourg or any political subdivision or any authority thereof or therein having power to tax. To exercise such right, the holder of the relevant Note must complete, sign and deposit at the specified office of any Paying, Transfer and Conversion Agent a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of any Paying, Transfer and Conversion Agent together with the relevant Notes on or before the day falling 10 days prior to the Tax Redemption Date.

(d)	Optional and Tax Redemption Notices

Any Optional Redemption or Tax Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date or, as the case may be, the Tax Redemption Date, (ii) the Conversion Price, the aggregate principal amount of the Notes outstanding and the closing price of the Common Shares as derived from the Relevant Exchange, in each case as at the latest practicable date prior to the publication of the Optional Redemption Notice or, as the case may be, the Tax Redemption Notice and (iii) the last day on which Conversion Rights may be exercised by Noteholders.

(e)	Redemption at the option of Noteholders

Following the occurrence of a Change of Control, the holder of each Note will have the right to require the Issuer to redeem that Note on the Change of Control Put Date at its principal amount, together with accrued interest to such date. To exercise such right, the holder of the relevant Note must present such Note at the specified office of any Paying, Transfer and Conversion Agent together with a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying, Transfer and Conversion Agent (a “Change of Control Put Exercise Notice”) at any time in the Change of Control Period. The “Change of Control Put Date” shall be the fourteenth calendar day after the expiry of the Change of Control Period.

Payment in respect of any such Note shall be made by transfer to a US dollar account with a bank in the United States specified by the relevant Noteholder in the applicable Change of Control Put Exercise Notice.

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Notes the subject of Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Put Date.

(f)	Purchase

Subject to the requirements (if any) of any stock exchange on which the Notes may be admitted to listing and trading at the relevant time and subject to compliance with applicable laws and regulations, the Issuer or any Subsidiary of the Issuer may at any time purchase Notes in the open market or otherwise at any price. Any purchase by tender shall be made available to all Noteholders alike. The Notes so purchased, while held by or on behalf of the Issuer or such Subsidiary, shall not entitle the holder to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Conditions 14(a) and 15.

(g)	Cancellation

All Notes which are redeemed or in respect of which Conversion Rights are exercised will be cancelled and may not be reissued or resold. Subject to the requirements (if any) of any stock exchange on which the Notes may be admitted to listing and trading at the relevant time and subject to compliance with all applicable laws and regulations, Notes purchased by the Issuer or any of its Subsidiaries may be re-sold by the Issuer at the Issuer’s discretion.

(h)	Multiple Notices

If more than one notice of redemption is given pursuant to this Condition 7, the first of such notices to be given shall prevail.

8	Payments

(a)	Principal

Payment of principal in respect of the Notes and accrued interest payable on a redemption of the Notes other than on an Interest Payment Date will be made to the persons shown in the Register at the close of business on the Record Date and subject to the surrender of the Notes at the specified office of the Registrar or of any of the Paying, Transfer and Conversion Agents.

(b)	Interest and other Amounts

(i)	Payments of interest due on an Interest Payment Date will be made to the persons shown in the Register at close of business on the Record Date.

(ii)	Payments of all amounts other than as provided in Conditions 8(a) and (b)(i) will be made as provided in these Conditions.

(c) Record Date

“Record Date” means the seventh business day, in the place of the specified office of the Registrar, before the due date for the relevant payment.

(d)	Payments

Each payment in respect of the Notes pursuant to Conditions 8(a) and (b)(i) will be made by US dollar cheque mailed to the holder of the relevant Note at his address appearing in the Register. However, upon application by the holder to the specified office of the Registrar or any Paying, Transfer and Conversion Agent not less than 15 days before the due date for any payment in respect of a Note, such payment may be made by transfer to a US dollar account maintained by the payee with a bank in the United States.

Where payment is to be made by cheque, the cheque will be mailed, on the business day preceding the due date for payment or, in the case of payments referred to in Condition 8(a), if later, on the business day on which the relevant Note is surrendered as specified in Condition 8(a) (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder).

(e)	Payments subject to fiscal laws

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations. No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(f)	Delay in payment

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due (i) as a result of the due date not being a business day; (ii) if the Noteholder is late in surrendering the relevant Note; or (iii) if a cheque mailed in accordance with this Condition arrives after the date for payment.

(g)	Business Days

In this Condition, “business day” means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business, in New York City and in the place of the specified office of the Registrar or relevant Paying, Transfer and Conversion Agent, to whom the relevant Note is presented or surrendered.

(h)	Paying, Transfer and Conversion Agents, Registrar, etc.

The initial Paying, Transfer and Conversion Agents and Registrar and their initial specified offices are listed below. The Issuer reserves the right under the Agency Agreement at any time, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying, Transfer and Conversion Agent or the Registrar and appoint additional or other Paying, Transfer and Conversion Agents, provided that it will (i) maintain a Principal Paying, Transfer and Conversion Agent or another Registrar; (ii) maintain Paying, Transfer and Conversion Agents having specified offices in at least two major European cities including a Paying, Transfer and Conversion Agent having a specified office in Luxembourg; (iii) for as long as such agent exists, a Paying, Transfer and Conversion Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; and (iv) maintain a Registrar with a specified office outside the United Kingdom. Notice of any change in the Paying, Transfer and Conversion Agents or the Registrar or their specified offices will promptly be given by the Issuer to the Noteholders in accordance with Condition 17.

(i)	Fractions

When making payments to Noteholders, if the relevant payment is not of an amount which is a whole multiple of the smallest unit of the relevant currency in which such payment is to be made, such payment will be rounded down to the nearest unit.

9	Taxation

All payments made by or on behalf of the Issuer in respect of the Notes will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Luxembourg or any political subdivision or any authority thereof or therein having power to tax, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law.

In the event that any such withholding or deduction is required to be made, the Issuer will pay such additional amounts as will result in the receipt by the Noteholders of the amounts which would otherwise have been receivable had no such withholding or deduction been required, except that no such additional amount shall be payable in respect of interest on any Note:

(a)	to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Note by reason of his having some connection with Luxembourg other than merely by holding the Note or by receipt of amounts in respect of the Note or where the withholding or deduction could be avoided by the holder making a declaration of non-residence or other similar claim for exemption to the appropriate authority which such holder is legally capable and competent of making but fails to do so; or

(b)	(in the case of a payment of principal) if the Note is surrendered more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amount on surrendering the Note for payment on the last day of such period of 30 days; or

(c)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(d)	presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying, Transfer or Conversion Agent in a Member State of the European Union.

References in these Conditions to principal and interest shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

This Condition 9 shall not apply in respect of payments of interest on any Notes which are the subject of an election by the relevant Noteholder pursuant to Condition 7(c).

10	Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or secured to its satisfaction), give notice in writing to the Issuer that the Notes are, and they shall accordingly thereby immediately become, due and repayable at their principal amount together with accrued interest if any of the following events (each an “Event of Default”) shall have occurred:

(a)	default is made for more than five Luxembourg business days in the payment on the due date of principal or interest or any other amount in respect of any of the Notes; or

(b)	the Issuer does not perform or comply with any one or more of its other obligations in respect of the Notes or the Trust Deed, which default is (in the opinion of the Trustee) incapable of remedy or, if capable of remedy, is not (in the opinion of the Trustee) remedied within 30 days after the Issuer receiving from the Trustee written notice of such default or such longer period as the Trustee may permit in its absolute discretion; or

(c)

(i)	any other present or future indebtedness of the Issuer or any Principal Subsidiary of the Issuer for or in respect of moneys borrowed or raised becomes due and payable prior to its stated maturity otherwise than at the option of the Issuer or the relevant Principal Subsidiary; or

(ii)	any such indebtedness is not paid when due or, as the case may be, within any applicable grace period (as initially agreed); or

(iii)	the issuer or any Principal Subsidiary fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for or in respect of moneys borrowed or raised;

provided that the aggregate amount of such indebtedness in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds US$10,000,000 or its equivalent; or

(d)	a distress, attachment, execution or other legal process is levied, enforced or sued out on or against any part of the property, assets or revenues of the Issuer or any Principal Subsidiary of the Issuer in respect of any indebtedness for or in respect of moneys borrowed or raised in excess of US$10,000,000 and is not discharged or stayed within 30 days or such longer period as may be permitted by the Trustee; or

(e)	any step is taken to enforce any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Principal Subsidiary of the Issuer (including the taking of possession or the appointment of a receiver, administrative receiver, administrator manager or other similar person) in each case, provided that the amount of any liability secured by such mortgage, charge, pledge, lien or other encumbrance being enforced exceeds US$10,000,000; or

(f)	the Issuer or any Principal Subsidiary of the Issuer is insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of (or all of a particular type of) its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared or comes into effect in respect of or affecting all or any part of (or of a particular type of) the debts of the Issuer or any Principal Subsidiary of the Issuer; or

(g)	an order is made or an effective resolution passed for the winding-up or dissolution of the Issuer or any Principal Subsidiary of the Issuer, or the Issuer or any Principal Subsidiary of the Issuer ceases or threatens to cease to carry on all or (in the opinion of the Trustee) substantially all of its business or operations, except (i) for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Trustee or by an Extraordinary Resolution of the Noteholders, or (ii) in the case of a Principal Subsidiary of the Issuer, whereby the undertaking and assets of the Principal Subsidiary of the Issuer are transferred to or otherwise vested in the Issuer or another Subsidiary or Subsidiaries of the Issuer, or (iii) in the case of the Issuer, for the purpose of any consolidation, amalgamation or merger of the Issuer or any sale or transfer of all or substantially all the assets of the Issuer in circumstances where the Surviving Entity assumes all the payment and other obligations of the Issuer under the Trust Deed and the Notes pursuant to and in accordance with Condition 6(m); or

(h)	any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the Notes, or the Trust Deed, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Notes or the Trust Deed admissible in evidence is not taken, fulfilled or done; or

(i)	any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs; or

(j)	it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or the Trust Deed;

provided that, in the case of paragraphs (b) to (e) inclusive, in the case of the Issuer, and (b) to (g) inclusive in the case of any Principal Subsidiary, the Trustee shall have certified that, in its opinion, such event is materially prejudicial to the interests of the Noteholders.

11	Undertakings

Whilst any Conversion Right remains exercisable, the Issuer will, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Noteholders to give such approval:

(a)	not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

(i)	by the issue of fully paid Common Shares to Shareholders and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive Common Shares; or

(ii)	by the issue of Common Shares paid up in full (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a dividend in cash; or

(iii)	by the issue of fully paid equity share capital (other than Common Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of the Issuer which by their terms entitle the holders thereof to receive equity share capital (other than Common Shares); or

(iv)

by the issue of Common Shares or any equity share capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office of the Issuer or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives rise (or would, but for the provisions of Condition 6(f) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

(b)	not modify the rights attaching to the Common Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favourable than the rights attaching to the Common Shares but so that nothing in this Condition 11(b) shall prevent:

(i)	any consolidation, reclassification or subdivision of the Common Shares; or

(ii)	any modification of such rights which is not, in the opinion of an Independent Financial Adviser (acting as an expert) selected by the Issuer, approved in writing by the Trustee, materially prejudicial to the interests of the holders of the Notes; or

(iii)	any issue of equity share capital where the issue of such equity share capital results, or would, but for the provisions of Condition 6(f) relating to the carry forward of adjustments or the fact that the consideration per Common Share receivable therefor is at least 90 per cent. of the Current Market Price per Common Share, otherwise result, in an adjustment to the Conversion Price; or

(iv)	any issue of equity share capital or modification of rights attaching to the Common Shares, where prior thereto the Issuer shall have instructed an Independent Financial Adviser to determine what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment resulting in an increase in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

(c)

procure that no Securities (whether issued by the Issuer or any Subsidiary of the Issuer or procured by the Issuer or any Subsidiary of the Issuer to be issued or issued by any other person pursuant to any arrangement with the Issuer or any Subsidiary of the Issuer) issued without rights to convert into, or exchange or subscribe for, Common Shares shall subsequently be granted such rights exercisable at a consideration per Common Share which is less than 90 per cent. of the Current Market Price per Common Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Condition 6(f) relating to the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Common Shares of differing nominal values, save where such Common Shares have the same economic rights;

(d)	not make any issue, grant or distribution or any other action taken if the effect thereof would be that, on the exercise of Conversion Rights, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(e)	not reduce its issued share capital, or any uncalled liability in respect thereof, or any non-distributable reserves, except:

(i)	pursuant to the terms of issue of the relevant share capital; or

(ii)	by means of a purchase or redemption of share capital of the Issuer to the extent permitted by applicable law; or

(iii)	by way of transfer to reserves as permitted under applicable law; or

(iv)	where the reduction is permitted by applicable law and the Trustee is advised by an Independent Financial Adviser, acting as expert, that the interests of the Noteholders will not be materially prejudiced by such reduction; or

(v)	where the reduction is permitted by applicable law and results in (or would, but for the provisions of Condition 6(f) relating to the carry forward of adjustments, result in) an adjustment to the Conversion Price, provided that, without prejudice to the other provisions of these Conditions, the Issuer may exercise such rights as they may from time to time enjoy pursuant to applicable law to purchase its Common Shares and any depositary or other receipts or certificates representing Common Shares without the consent of Noteholders;

(f)

if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any associate (or affiliate) of the offeror) to acquire the whole or any part of the issued Common Shares, or if any person proposes a scheme with regard to such acquisition, give notice of such offer or scheme to the Noteholders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying, Transfer and Conversion Agents and, where such an offer or scheme has been recommended by the Board of Directors of the Issuer, or where such an offer has become or been declared unconditional in all respects, use all reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of the exercise of the Conversion Rights by the Noteholders;

(g)	use its reasonable endeavours to ensure that the Common Shares issued upon exercise of Conversion Rights will, as soon as is practicable, be admitted to listing and to trading on the Relevant Exchange and will be listed, quoted or dealt in, as soon as is practicable, on any other stock exchange or securities market on which the Common Shares may then be listed or quoted or dealt in, provided that where at the relevant time the Relevant Exchange is a stock exchange or securities market on which Common Shares are traded in the form of or are represented by ADSs, ADRs, GDRs or any other certificates or receipts, then for the purposes of this paragraph, the Relevant Exchange shall be determined disregarding such stock exchange or securities market and the Issuer shall not be required to obtain any listing, admission, quotation or approval for dealing on any stock exchange or securities market for or in respect of any ADS, ADR, GDR or any other certificate or receipt representing Common Shares;

(h)	procure that it shall not become domiciled or resident in or subject generally to the taxing authority of any jurisdiction (other than Luxembourg) unless it would not thereafter be required pursuant to then current laws and regulations to withhold or deduct for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of such jurisdiction or any political subdivision thereof or therein having power to tax in respect of any payment on or in respect of the Notes;

(i)	in the event of a Newco Scheme, the Issuer shall take (or shall procure that there is taken) all necessary action to ensure that (to the satisfaction of the Trustee) immediately upon completion of the scheme of arrangement, at its option, either (a) Newco is substituted under the Notes and the Trust Deed as principal debtor in place of the Issuer (with the Issuer providing an unconditional and irrevocable guarantee) subject to and as provided in the Trust Deed or (b) Newco becomes a guarantor under the Notes and the Trust Deed and, in either case, that such other adjustments are made to these Conditions and the Trust Deed to ensure that the Notes may be converted into or exchanged for common shares of Newco mutatis mutandis in accordance with and subject to these Conditions and the Trust Deed;

(j)

for so long as any Note remains outstanding, (1) use its best endeavours to ensure that its issued and outstanding Common Shares shall be admitted to listing and to trading on the Oslo Stock Exchange or another EEA Regulated Market or another regulated, regularly operating, recognised stock exchange or securities market in the European Union, Switzerland or the United States and (2) use its reasonable endeavours to ensure that the Notes are admitted to listing on the official list of the Luxembourg Stock Exchange and to trading on the Euro MTF market of the Luxembourg Stock Exchange by no later than 45 days after the Closing Date and to maintain such admission to listing and to trading; and

(k)	at all times keep available for issue free from pre-emptive rights out of its authorised but unissued capital sufficient authorised but unissued Common Shares to enable the exercise of a Conversion Right, and all rights of subscription and conversion for Common Shares, to be satisfied in full.

12	Prescription

Claims against the Issuer for payment in respect of the Notes shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of such payment and thereafter any principal, interest or other sums payable in respect of such Notes shall be forfeited and revert to the Issuer.

Claims in respect of any other amounts payable in respect of the Notes shall become void unless made within 10 years following the due date for payment thereof.

13	Replacement of Notes

If any Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced by way of cancellation at the specified office of any Paying, Transfer and Conversion Agent subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer may require. Mutilated or defaced Notes must be surrendered before replacements will be issued.

14	Meetings of Noteholders, Modification and Waiver, Substitution

(a)	Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if requested in writing by Noteholders holding not less than 10 per cent. in principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the principal amount of the Notes so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes, (ii) to reduce or cancel the principal amount, or interest on, the Notes or to reduce the amount payable or redemption of the Notes or to modify or cancel the Conversion Rights, (iii) to increase the Conversion Price other than in accordance with these Conditions, (iv) to change the currency of any payment in respect of the Notes, or (v) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than three-quarters, or at any adjourned meeting not less than one-quarter, in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed).

(b)	Modification and Waiver

The Trustee may agree, without the consent of the Noteholders, to (i) any modification of any of the provisions of the Trust Deed, the Agency Agreement, the Notes or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law; and (ii) any other modification to the Trust Deed, the Agency Agreement, the Notes or these Conditions, and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, the Agency Agreement, the Notes or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Noteholders. The Trustee may, without the consent of the Noteholders, determine any Event of Default or a Potential Event of Default (as defined in the Trust Deed) should not be treated as such, provided that in the opinion of the Trustee, the interests of Noteholders will not be materially prejudiced thereby. Any such modification, authorisation or waiver shall be binding on the Noteholders and, if the Trustee so requires, such modification shall be notified to the Noteholders promptly in accordance with Condition 17.

(c)	Substitution

The Trustee may, without the consent of the Noteholders, agree with the Issuer to the substitution in place of the Issuer (or any previous substitute or substitutes under this Condition) as the principal debtor under the Notes and the Trust Deed of (i) any Subsidiary of the Issuer subject to (a) the Notes being unconditionally and irrevocably guaranteed by the Issuer, and (b) the Notes continuing to be convertible or exchangeable into Common Shares as provided in these Conditions mutatis mutandis as provided in these Conditions, with such amendments as the Trustee shall consider appropriate; or (ii) Newco as provided in Condition 11(i); or (iii) a Surviving Entity as provided in Condition 6(m), provided that in any such case, (x) the Trustee is satisfied that the interests of the Noteholders will not be materially prejudiced by the substitution, and (y) certain other conditions set out in the Trust Deed have been complied with. In the case of such a substitution the Trustee may agree, without the consent of the Noteholders, to a change of the law governing the Notes and/or the Trust Deed provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Noteholders. Any such substitution shall be binding on the Noteholders and shall be notified promptly to the Noteholders.

(d)	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

15	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Notes, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed or the Notes unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in principal amount of the Notes then outstanding; and (ii) it shall have been indemnified and/or secured to its satisfaction. No Noteholder shall be entitled to proceed directly against the Issuer or unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

16	Indemnification of the Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including relieving it from taking proceedings unless indemnified and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit. The Trustee may rely without liability to Noteholders on a report, confirmation or certificate or any advice of any accountants, financial advisers or investment bank, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee shall be obliged to accept and be entitled to rely on any such report, confirmation or certificate or advice where the Issuer procures delivery of the same pursuant to its obligation to do so under a condition hereof or any provision of the Trust Deed and such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the Noteholders in the absence of manifest error.

17	Notices

Notices to Noteholders shall be valid, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange so require, published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort). Any such notice shall be deemed to have been given on the date of the last such publication as provided above.

18	Further Issues

The Issuer may from time to time without the consent of the Noteholders create and issue further notes, bonds or debentures either having the same terms and conditions in all respects as the outstanding notes, bonds or debentures of any series (including the Notes) or in all respects except for the first payment of interest on them and so that such further issue shall be consolidated and form a single series with the outstanding notes, bonds or debentures of any series (including the Notes) or upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may determine at the time of their Issue. Any further notes, bonds or debentures forming a single series with the outstanding notes, bonds or debentures of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

19	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

20	Governing Law and Jurisdiction

(a)	Governing Law

The Trust Deed, the Agency Agreement and the Notes are governed by, and shall be construed in accordance with, English law. The provisions of articles 86 to 94-8 of the Luxembourg law on commercial companies of 10 August 1915, as amended, are excluded.

(b)	Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Trust Deed or the Notes and accordingly any legal action or proceedings arising out of or in connection with the Trust Deed or the Notes (“Proceedings”) may be brought in such courts. The Issuer has in the Trust Deed irrevocably submitted to the jurisdiction of such courts and has waived any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of the Trustee and each of the Noteholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)	Agent for Service of Process

The Issuer has irrevocably appointed Acergy M.S. Limited at its registered office for the time being, currently at Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT as its agent in England to receive service of process in any Proceedings in England. Nothing herein or in the Trust Deed shall affect the right to serve process in any other manner permitted by law.

ACERGY S.A.

by:	/s/ Stuart Jackson
STUART JACKSON

Executed as a deed by THE BANK OF NEW YORK acting

by:

/s/ Jeffrey Griffey	/s/ Sarah Taylor
JEFFREY GRIFFEY	SARAH TAYLOR